Exhibit (c)(2)

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CONFIDENTIAL

A Presentation to the Board of Directors of:

TWINS

regarding

Strategic Alternatives

June 29, 2005

[LOGO]

Table of Contents

I.	Overview of TWINS Current Situation
II.	Truckload Industry Outlook
III.	Overview of Strategic Alternatives
	A.	Organic Growth
	B.	No Growth/Cost Reduction (to be distributed at meeting)
	C.	Stock Repurchase
	D.	Acquisitions
	E.	Sale of Company
IV.	COLTS Overview
V.	COLTS/TWINS Merger Consequences

Exhibits
A.	Tier I Strategic Buyer Profiles
B.	Comparable Companies Analysis

[LOGO]

I. Overview of TWINS Current Situation

TWINS Current Situation

•                  The tight driver market has stagnated TWINS’ revenues and earnings have suffered.

•                  Recent earnings miss has caused TWINS’ stock to give up gains earned during last two years.

[CHART]

•                  Institutional shareholders have become more active in the Company’s strategy.

•                  COLTS has had discussions with at least one of TWINS top shareholders.

•                  COLTS has given a verbal expression of interest to purchase TWINS.

•                  No written/formal offer has been delivered.

•                  TWINS received calls from its four largest shareholders within a short period of time following COLTS’ verbal offer.

•                  Letter received from Huntington Partners.

•                  Stephens has been engaged by TWINS to advise the Board of Directors regarding the strategic alternatives for TWINS.

TWINS Position in Marketplace

•                  Company Operations/Profitability

•                  Financial performance has improved, but margins/returns lag the industry.

•                  Unseated tractors and trailer replacement overhang balance sheet and income statement improvements.

•                  Unpredictable quarter-to-quarter performance.

•                  TWINS has had difficulty fully capitalizing on the strong freight environment.

•                  Stock Price Performance

•                  Stock has under-performed relative to industry.

•                  Balance Sheet

•                  High leverage ratios relative to industry.

•                  Driver Crisis

•                  Declining driver base causing reverse operating leverage.

•                  TWINS has experienced less success in maintaining and growing driver base relative to publicly-traded competitors.

•                  Micro-cap Public Company Lacking “Sponsorship”

•                  TWINS is not receiving the benefits of being a public company — access to capital, currency for acquisitions, etc.

•                  No research coverage from top tier transportation analysts.

•                  Trading volume at low end of the range of TLs.

Company Performance

(Dollars in Millions, Except per Share)

	For the Fiscal Year Ended December 31,					LTM	CAGR
	2000A	2001A	2002A	2003A	2004A	3/31/05	’00 - ’04

Operating Revenues	$290.6	$274.6	$273.2	$258.9	$258.4	$257.7	-2.9%

EBITDA	45.7	37.0	31.3	27.6	30.4	30.2	-9.7%

EBIT	16.5	7.0	3.8	2.5	6.7	6.5	-20.3%

Net Income	4.7	(0.4)	(0.8)	(1.0)	2.2	2.2	-17.6%

EPS	$0.46	$(0.05)	$(0.11)	$(0.15)	$0.31	$0.32	-9.1%

Growth Rates:

Operating Revenues		-5.5%	-0.5%	-5.3%	-0.2%
EBITDA		-19.1%	-15.4%	-11.8%	10.2%
EBIT		-57.8%	-45.1%	-34.8%	167.3%
EPS		N/M	N/M	N/M	N/M

Margins:

EBITDA	15.7%	13.5%	11.5%	10.7%	11.8%	11.7%
EBIT	5.7%	2.5%	1.4%	1.0%	2.6%	2.5%
Operating Ratio	94.3%	97.5%	98.6%	99.0%	97.4%	97.5%

Note: Excludes charges and one-time items.

Comparative Financial Performance

TWINS has not benefited as much as its comparable group during the recent freight environment.

Operating Ratio

[CHART]

	Operating Ratio
Company	2001	2002	2003	2004
CLDN	98.6%	96.9%	96.5%	95.8%
CVTI	97.2%	95.0%	95.2%	94.5%
HTLD	82.1%	81.8%	81.0%	79.5%
JBHT	97.3%	95.6%	92.4%	88.9%
KNX	84.2%	83.4%	82.5%	82.1%
MRTN	94.7%	96.0%	93.9%	91.8%
PTSI	90.2%	88.8%	93.0%	94.1%
SWFT	95.9%	94.4%	94.1%	93.6%
USAK	97.4%	96.6%	96.6%	95.1%
WERN	93.8%	92.6%	91.9%	91.6%
XPRSA	98.3%	97.6%	97.4%	96.4%
Average	93.6%	92.6%	92.2%	91.2%

TWINS	97.5%	98.6%	99.0%	97.4%

Return on Invested Capital (a)

[CHART]

	Return on Invested Capital
Company	2001	2002	2003	2004
CLDN	1.7%	3.9%	5.3%	8.6%
CVTI	2.7%	5.4%	5.5%	6.8%
HTLD	35.6%	30.4%	28.7%	32.4%
JBHT	3.4%	5.9%	10.7%	17.0%
KNX	12.5%	13.5%	14.9%	16.1%
MRTN	5.4%	3.8%	6.3%	8.4%
PTSI	8.7%	10.5%	6.3%	5.4%
SWFT	3.8%	5.0%	5.6%	6.6%
USAK	2.1%	3.2%	3.4%	4.8%
WERN	6.1%	7.2%	8.0%	9.2%
XPRSA	2.4%	3.3%	3.9%	5.7%
Average	7.7%	8.4%	9.0%	11.0%

TWINS	1.9%	1.3%	1.0%	3.0%

(a) Defined as net operating profit after tax divided by average invested capital.

Historical Earnings Surprises

Granted that Feltl & Company is not particularly known for its trucking research, TWINS has experienced difficulty meeting Feltl’s estimates.

[CHART]

Note: Research estimates based on past Feltl & Company research reports.

(a) Excludes charges and one-time items.

Comparative Stock Price Performance

(June 21, 2000 - June 22, 2005)

[CHART]

Composite includes: CLDN, CVTI, HTLD, JBHT, KNX, MRTN, PTSI, SWFT, XPRSA, USAK and WERN.

Balance Sheet Analysis

Many TL companies have strengthened their balance sheets recently through a combination of improved financial results, cautious capital spending and equity raises.

Total Debt / Total Capitalization

[CHART]

EBIT / Interest Expense

[CHART]

Total Debt / EBITDA

[CHART]

Note: TL average comprised of: CLDN, CVTI, HTLD, JBHT, KNX, MRTN, PTSI, SWFT, USAK, WERN and XPRSA.

Driver and Owner-Operator Analysis

TWINS has suffered more than most as a result of the tight driver environment.

Owner-Operators

	Owner-Operators				’01-’04
Company	2001	2002	2003	2004	% Change
Celadon Group, Inc.	693	512	417	358	-48.3%
Covenant Transport	360	376	413	217	-39.7%
J.B. Hunt Transport Services, Inc.	336	679	994	1,301	287.2%
Knight Transportation, Inc.	200	209	253	244	22.0%
Marten Transport, Ltd.	547	611	585	557	1.8%
P.A.M. Transportation Services, Inc.	135	130	103	85	-37.0%
Swift Transportation Co., Inc.	3,048	3,152	3,692	3,647	19.7%
U.S. Xpress Enterprises, Inc.	807	1,106	950	574	-28.9%
USA Truck, Inc.	44	41	42	45	2.3%
Werner Enterprises, Inc.	1,135	1,020	920	925	-18.5%
Total	7,305	7,836	8,369	7,953	8.9%

TWINS	765	836	713	551	-28.0%
TWINS Adjusted (a)	1,035	836	713	551	-46.8%

Company Drivers

	Company Drivers				’01-’04
Company	2001	2002	2003	2004	% Change
Celadon Group, Inc.	1,738	2,044	2,054	2,150	23.7%
Covenant Transport	5,021	4,894	5,138	4,936	-1.7%
J.B. Hunt Transport Services, Inc.	12,294	12,029	11,600	11,483	-6.6%
Knight Transportation, Inc.	1,697	1,916	2,165	2,574	51.7%
Marten Transport, Ltd.	1,522	1,554	1,671	1,752	15.1%
P.A.M. Transportation Services, Inc.	2,012	2,090	2,235	2,237	11.2%
Swift Transportation Co., Inc.	15,500	16,100	16,600	18,500	19.4%
U.S. Xpress Enterprises, Inc.	5,424	5,813	5,496	5,894	8.7%
USA Truck, Inc.	1,874	1,810	2,120	2,218	18.4%
Werner Enterprises, Inc.	9,157	9,596	10,003	11,051	20.7%
Total	56,239	57,846	59,082	62,795	11.7%

TWINS	1,322	1,146	930	963	-27.2%
TWINS Adjusted (a)	1,052	1,146	930	963	-8.5%

Total Drivers

	Total Drivers				’01-’04
Company	2001	2002	2003	2004	% Change
Celadon Group, Inc.	2,431	2,556	2,471	2,508	3.2%
Covenant Transport	5,381	5,270	5,551	5,153	-4.2%
J.B. Hunt Transport Services, Inc.	12,294	12,708	12,594	12,784	4.0%
Knight Transportation, Inc.	1,897	2,125	2,418	2,818	48.6%
Marten Transport, Ltd.	2,069	2,165	2,256	2,309	11.6%
P.A.M. Transportation Services, Inc.	2,147	2,220	2,338	2,322	8.2%
Swift Transportation Co., Inc.	18,548	19,252	20,292	22,147	19.4%
U.S. Xpress Enterprises, Inc.	6,231	6,919	6,446	6,468	3.8%
USA Truck, Inc.	1,918	1,851	2,162	2,263	18.0%
Werner Enterprises, Inc.	10,292	10,616	10,923	11,976	16.4%
Total	63,208	65,682	67,451	70,748	11.9%

TWINS	2,087	1,982	1,643	1,514	-27.5%

(a) Adjusted to reflect management decision to move 270 tractors out of the Company fleet into lease-to-own tractors with owner-operators.

Truckload Statistical Comparison

					Approx.
					Avg.				Average	Average
					Length	Dead-	Insurance	Trailer/	Age of	Trailer	Tractors/	Driver/	Avg. Annual
			Revenue	Operating	of Haul	Head	& Claims	Tractor	Fleet	Age	Maintenance	Non-Driver	Revs./
			($ MM)	Ratio	(Miles)%		(% of Rev.)	Ratio	(Years)	(Years)	Personnel	Employees (1)	Non-Driver
Celadon Group (2)	CLDN	2004	$397.9	95.8%	994	7.4%	4.8%	2.8	2.1	4.6	12.4	2.8	$422,848
		2003	336.9	96.5%	942	7.7%	3.8%	2.9	2.7	6.1	15.8	2.8	368,600
Covenant Transport	CVTI	2004	$603.6	94.5%	950	NA	9.1%	2.6	1.3	2.9	NA	5.6	$651,133
		2003	582.4	95.2%	1,056	NA	6.1%	2.5	1.6	2.8	NA	5.8	611,765
Heartland Express	HTLD	2004	$457.1	79.5%	525	NA	3.6%	NA	NA	NA	NA	NA	NA
		2003	405.1	81.0%	532	NA	0.5%	NA	NA	NA	NA	NA	NA
J. B. Hunt	JBHT	2004	$2,786.2	88.9%	543	NA	2.0%	3.8	2.0	4.1	9.6	NA	$672,508
(OTR Trucking)		2003	2,433.5	92.4%	535	NA	2.6%	3.5	2.4	3.3	9.8	NA	620,791
Knight Transport	KNX	2004	$442.3	82.1%	556	11.5%	5.0%	2.5	1.9	4.2	NA	NA	NA
		2003	326.8	82.5%	532	10.8%	4.9%	2.6	2.1	4.1	NA	NA	NA
Marten Transport	MRTN	2004	$380.0	91.8%	1,005	6.7%	4.9%	1.4	1.4	3.3	14.7	5.4	$889,930
		2003	334.0	93.9%	1,008	6.7%	4.5%	1.3	1.9	3.9	14.6	5.4	802,885
P.A.M. Transport	PTSI	2004	$325.1	94.1%	664	4.7%	5.9%	2.2	1.7	4.7	13.6	4.7	$651,435
		2003	293.5	93.0%	701	4.5%	5.3%	2.1	1.9	5.2	12.9	4.4	553,774
Swift Transport	SWFT	2004	$2,826.2	93.6%	520	12.8%	3.4%	2.8	NA	NA	10.9	4.9	$628,044
		2003	2,397.6	94.1%	529	13.8%	3.9%	2.8	NA	NA	9.8	4.6	544,909
U.S. Xpress	XPRSA	2004	$1,105.7	96.4%	721	11.0%	5.7%	3.3	2.3	4.3	19.5	4.2	$698,015
		2003	793.8	97.4%	783	10.2%	5.4%	2.6	NA	NA	19.9	4.8	589,747
USA Truck	USAK	2004	$363.1	95.1%	839	8.4%	7.8%	2.5	1.5	3.3	NA	3.2	$513,579
		2003	298.6	96.6%	851	9.0%	6.4%	2.2	2.1	4.5	8.9	3.3	455,183
Werner Enterprises	WERN	2004	$1,678.0	91.6%	657	11.3%	4.6%	2.7	1.6	NA	10.2	4.5	$628,229
		2003	1,457.7	91.9%	703	10.8%	5.0%	2.7	1.6	NA	12.0	4.6	616,103
Averages:			2004	91.2%	725	9.2%	5.2%	2.7	1.8	3.9	13.0	4.4	$639,524
			2003	92.2%	743	9.2%	4.4%	2.5	2.0	4.3	13.0	4.5	573,751
Averages (Ex. MRTN & PTSI):			2004	90.8%	701	10.4%	5.1%	2.9	1.8	3.9	12.5	4.2	$602,051
			2003	92.0%	718	10.4%	4.3%	2.7	2.1	4.2	12.7	4.3	543,871
TWINS		2004	$258.4	97.5%	682	11.0%	4.8%	3.2	2.1	5.9	15.4	3.7	$634,909
		2003	258.9	98.3%	718	10.3%	4.7%	2.9	2.8	5.5	17.8	3.9	613,410

Sources: Company 10-K reports for 2003 and 2004 and Stephens Inc. estimates.

*2004 figures are on top and in regular font, and 2003 figures are on bottom and italicized.

Notes:

(1) Driver and tractor counts include owner-operators. This includes the tractors/maintenance personnel ratio since many fleets offer maintenance services to O-Os for a fee.

(2) Celadon data are as of June 30, 2004 and June 30, 2003, which ends the company’s fiscal year.

Float and Trading

TWINS’ shares in float and trading statistics are at or near the bottom in most categories.

						Public Float		Trading Volume
							Float as	52 Week	% of	% of
		Shares	Ownership			Shares	% of	Total	Outstanding	Public	Research
Company	Ticker	Outstanding	Inst’l (a)	Retail	Insiders (b)	in Float	Outstanding	(c)	Shares	Float	Coverage (d)
		(Millions)				(Millions)		(000s)
TWINS		6.6	67.4%	29.5%	3.1%	6.4	96.9%	2,940	44.9%	53.9%	1

TL Industry
J.B. Hunt Transport Services, Inc.	JBHT	158.4	64.3%	9.2%	26.5%	116.4	73.5%	480,264	303.1%	412.5%	15
Swift Transportation Co., Inc.	SWFT	72.2	76.7%	N/A	27.6%	55.3	76.7%	287,056	397.6%	518.6%	12
Werner Enterprises, Inc.	WERN	79.4	58.8%	6.6%	34.7%	51.9	65.3%	137,674	173.4%	265.3%	11
Heartland Express, Inc.	HTLD	75.0	55.1%	5.4%	39.4%	45.4	60.6%	83,553	111.4%	184.0%	11
Knight Transportation, Inc.	KNX	56.8	65.9%	1.3%	32.8%	38.2	67.2%	82,918	146.0%	217.2%	8
U.S. Xpress Enterprises, Inc.	XPRSA	16.3	44.7%	18.7%	36.6%	10.3	63.4%	52,420	321.9%	507.6%	5
Marten Transport, Ltd.	MRTN	14.3	61.4%	8.2%	30.4%	10.0	69.6%	14,363	100.4%	144.2%	3
Celadon Group, Inc.	CLDN	10.0	80.0%	15.0%	5.0%	9.5	95.0%	18,985	189.4%	199.4%	5
Covenant Transport	CVTI	14.2	63.2%	0.2%	36.6%	9.0	63.4%	14,822	104.2%	164.4%	5
P.A.M. Transportation Services, Inc.	PTSI	11.1	54.2%	1.8%	44.0%	6.2	56.0%	4,123	37.0%	66.1%	2
USA Truck, Inc.	USAK	9.4	43.5%	12.3%	44.2%	5.2	55.8%	9,682	103.5%	185.7%	5

		High	80.0%	18.7%	44.2%	116.4	95.0%	480,264	397.6%	518.6%
		Low	43.5%	0.2%	5.0%	5.2	55.8%	4,123	37.0%	66.1%
		Mean	60.7%	7.9%	32.5%	32.5	67.9%	107,806	180.7%	260.4%
		Median	61.4%	7.4%	34.7%	10.3	65.3%	52,420	146.0%	199.4%

(a) Source: Big Dough.

(b) Latest Proxy.

(c) 52-week total trading volume from 6/22/04 - 6/22/05. Source: Factset

(d) Souce: Bloomberg.

Research and Trading Sponsorship

TWINS lags its competitors in number of market makers and research analysts.

	Research	Market
Company	Analysts	Makers
Celadon Group, Inc.	5	19
Covenant Transport	5	23
Heartland Express, Inc.	11	32
J.B. Hunt Transport Services, Inc.	15	47
Knight Transportation, Inc.	8	N/A
Marten Transport, Ltd.	3	14
P.A.M. Transportation Services, Inc.	2	15
Swift Transportation Co., Inc.	12	44
U.S. Xpress Enterprises, Inc.	5	29
USA Truck, Inc.	5	13
Werner Enterprises, Inc.	11	36

TWINS	1	11

Source: Bloomberg and NasdaqTrader.com.

Ownership Profile

•      TWINS has limited insider ownership relative to other trucking companies.

•     Large, stable base of institutional owners.

•     Low trading volume deters new institutional holders.

•      Top four largest shareholders’ ownership equals 148 times the 3 mo. average daily trading volume.

[CHART]

Holding Period of Key Shareholders

Rutabaga Capital Management	4-5 Years
Wasatch Advisors, Inc.	4-5 Years
Central Securities Corp.	Pre-IPO
Huntington Partners	Since IPO

Source: Big Dough and Company Proxy dated 4/19/05.

II. Truckload Industry Outlook

Truckload Industry Outlook and Trends

Interest in the TLs among investors has been muted by economic and industry specific concerns.

•      Economy

•     ISM still above 50, but at lowest level since June 2003.

•     Concerns over interest rates and oil prices/fuel remain.

•      Freight environment

•     Mixed signals in first half of 2005 — especially tough in the long-haul market.

•      Extent of future rate increases?

•     Some modal shift (e.g., rail, brokerage – typically moved via smaller carriers, etc.).

•     Tension between the extended supply chain and JIT remains.

•      Capacity (the Big Question) — new capacity or replacement?

•     Replacement camp

•     Trailer-to-tractor order ratio less than 1.0:1, well below historical capacity bubbles preceded by ratios of 1.3:1 or greater.

•     Aggressive lending practices by equipment manufacturers present in previous capacity bubbles vs. more rationale practices now.

•     Recent Wall street carrier survey with respondent carriers considering 3.9% and 5.0% to be “normalized” fleet growth for the last and next five years, respectively.

•     New capacity camp

•     Anecdotal observations by TLs of small and mid-sized carriers in the industry adding equipment

•      Increased industry brokerage growth suggests more small to medium carriers.

•     Recent Wall street carrier survey with small to medium carriers considering 4.7-6.0% and 5.5%-6.2% to be “normalized” fleet growth for the last and next five years, respectively — higher than the 2.2% and 3.7% growth noted/expected by larger carriers.

[LOGO]

•      Drivers

•     Recent ATA Study

•     Current shortage of 20,000 drivers is expected to increase to 111,000 by 2014.

•     Overall, 539,000 drivers will need to enter the industry in the next decade, with 219,000 needed to replace retiring workers and 320,000 resulting from overall economic expansion.

•     Increased pay and quality of life issues will need to be addressed to fill the driver void. Long haul trucking weekly pay is 1.5% below that of a construction worker, versus a 6-7% premium during the pre-2000 timeframe.

•     Wages

•      10-15% increase in 2004 and up 7-10% over 2004 levels in 2005.

•     Further increases necessary?

•      EPA requirements

•      ’02 engines are becoming a larger percentage of fleets with lower fuel efficiency and increased maintenance expense.

•     Speculation of ’07 requirements affect on cost ($5,000-8,000), fuel degradation, pre-buys, etc.

•      Insurance costs unlikely to decline

•      Wall Street expectations

•     After years of rewarding “a return to profitability” versus topline growth, multiples have contracted as the outlook for additional profitability improvements has diminished and many analysts have soured on the sector.

•     Growth/momentum investors have been replaced by value investors in many stocks.

•     Expect acquisition related growth and growth of non-asset related business to become a focus of many truckers.

•     Companies evaluating dividends/buybacks to shore up stock prices.

Wall Street Analysts are Mixed on the TL Sector

Negative	Positive

	Bear Stearns			Morgan Stanley			Deutsche Bank			A.G. Edwards
Company	Buy	Hold	Sell	Buy	Hold	Sell	Buy	Hold	Sell	Buy	Hold	Sell
CLDN
CVTI			X								X
HTLD			X		X			X
JBHT		X			X		X				X
KNX			X					X			X
MRTN
PTSI											X
SWFT			X		X			X
USAK										X
WERN			X		X			X		X
XPRSA											X
Firm Total	0	1	5	0	4	0	1	4	0	2	5	1

	BB&T			Stephens			Morgan Keegan			Legg Mason			Company Total
Company	Buy	Hold	Sell	Buy	Hold	Sell	Buy	Hold	Sell	Buy	Hold	Sell	Buy	Hold	Sell
CLDN		X		X						X			2	1	—
CVTI		X			X		X						1	3	1
HTLD		X		X				X		X			2	4	1
JBHT	X			X			X			X			5	3	—
KNX		X		X			X				X		2	4	1
MRTN	X			X						X			3	—	—
PTSI					X								—	2	—
SWFT	X			X						X			3	2	2
USAK	X			X			X						4	—	—
WERN		X		X			X			X			4	3	1
XPRSA		X			X		X			X			2	3	—
Firm Total	4	6	0	8	3	0	6	1	0	7	1	0

Bear, Stearns (6/8/05) -  “Fundamentals Worsening. We see inconsistent demand, decelerating pricing and increased cost pressures accelerating within the group. Besides well publicized driver costs we see increased concerns from new engine costs as they become a bigger mix of our carrier fleets. Accordingly we are pro-actively lowering near term EPS estimates across the group for the first time in several years.”

Stephens Inc. (5/31/05) -  “While the balance between truck supply and freight demand can never be taken for granted, we remain optimistic that the truckload environment will remain positive not only this year, but on into 2006, including pricing increases of at least 3% to 4% next year. If indeed there is a problem for carriers, we believe it would be primarily because of aggregate demand issues within the macroeconomy and not supply issues within the truckload sector.”

Morgan Stanley (4/14/05) - “…In addition to our recent shipper survey, TL pricing remains strong in the near-term. However, we continue to believe that new TL capacity will likely erode the current TL pricing strength by yearend 2005, resulting in excess capacity and weaker industry fundamentals next year.”

T&L Sector Performance

15 Year

[CHART]

10 Year

[CHART]

5 Year

[CHART]

2 Year

[CHART]

TLs comprised of: CLDN, CVTI, HTLD, JBHT, KNX, MRTN, PTSI, SWFT, USAK, WERN and XPRSA.

Market Multiples Have Contracted Recently

S&P 500

[CHART]

Truckload

[CHART]

TLs comprised of: CLDN, CVTI, HTLD, JBHT, KNX, MRTN, PTSI, SWFT, USAK, WERN and XPRSA.

Consolidation Will Heat Up

The following factors will drive M&A activity in transportation and logistics:

•                  Asset-Based Trucking Economics - Trucking market continues to consolidate due to economic factors (insurance costs, fuel prices, cost of EPA compliant engines, etc.) that are forcing some smaller carriers to exit the business.

•                  Capacity Crunch – Continued driver shortage will result in companies:

•                  Focusing on growing brokerage operations (e.g. Landstar’s recent focus).

•                  Acquiring businesses to increase capacity (e.g. Celadon Group’s recent acquisition of CX Roberson).

•                  Wall Street Expectations – After years of rewarding profitability, truckers will now need to demonstrate topline growth to drive earnings and garner premium multiples.

•                  Sellers’ Market – A combination of higher transaction multiples and greater demand for transportation and logistics companies (particularly non-asset based) has created an opportune time for owners to consider a sale.

•                  Stronger Balance Sheets – Companies have strengthened their balance sheets recently through a combination of improved financial results, cautious capital spending and equity raises and have substantial dry powder for acquisitions.

•                  Financial Buyer Demand – Private equity interest in transportation, especially non-asset based, has increased substantially in the last few years and large amounts of private equity capital remains un-invested.

•                  Will recent earnings disappointments slow activity as buyers/sellers reevaluate pricing?

The Asset-Lite Model is in Vogue

The operational and financial benefits of asset-lite models have fueled M&A activity and high valuations in the sector.

•                  The operational and financial benefits of an asset-lite model are readily apparent…

•                  Higher returns on capital.

•                  Variable cost model leads to stability and predictability.

•                  Manage freight and customer relationships rather than assets.

•                  Little equipment risk or maintenance hassles.

•                  Ability to add capacity with little cost or capex.

•                  O/O growth, small fleet conversion, agency, etc.

•                  Brokerage has become a more important service.

•                  …and have attracted a wide range of financial and strategic buyers. Examples include:

•                  Thayer’s acquisition of Dawes Transport and RoadRunner Freight.

•                  Universal Truckload Services acquired an agent-based company and an intermodal brokerage company in last year.

•                  Fenway Partners:

•                  Transport Industries recently accelerated its M&A activity in order to gain scale and diversify its customer base.

•                  Recent acquisition of Panther II Transport marks its second entry into the sector.

•                  The consolidation is expected to continue, but at high valuations given the scarcity of asset-lite companies.

•                  We are aware of three M&A transactions that are pending or being considered.

•                  Of the ten asset-lite transactions with publicly disseminated information since June 2002, the median EBITDA and EBIT multiples were 7.0x and 10.9x, respectively.

•                  Anecdotal information leads us to conclude that recent transactions have and will trade at EBITDA and EBIT multiples approaching 8.0x and 12.0x, respectively.

III. Overview of Strategic Alternatives

Overview of Strategic Alternatives

•                  We have considered TWINS’ strategic alternatives and view the following as meriting discussion with the Board of Directors:

•                  Organic Growth (“Management Case” and “Conservative Case”)

•                  No Growth/Cost Reduction

•                  Stock Repurchase

•                  Acquisitions

•                  Sale of Company

•                  Key variables of the organic growth “Management Case” financial model:

•                  Seated company tractors increasing 47% over the next 18 months — we view as aggressive.

•                  May and June are behind plan.

•                  Rate increases of 5% in ’05-’06 and 3% in ’07-’08 -- we view as reasonable.

•                  Driver wage increases of 7% in ‘06 and 3% in ’07-’08 -- reasonable, but market forces may cause additional increases.

•                  We have also presented an organic growth “Conservative Case” which haircuts the projected increase in seated drivers by 25%. This case still results in high growth, as the graph below demonstrates.

[CHART]

Projected Income Statement – Management Case

(Dollars in Millions, Except per Share)

	For the Projected Fiscal Year Ending December 31,				CAGR
	2005E	2006E	2007E	2008E	’05 - ’08

Operating Revenues	$264.0	$313.7	$336.6	$357.6	$10.6%

EBITDA	30.5	41.2	47.3	53.3	20.5%

EBIT	8.3	14.7	17.4	20.3	34.8%

Net Income	3.3	6.4	7.3	8.7	38.3%

EPS	$0.50	$0.97	$1.12	$1.32	$37.8%

Average Seated Company Tractors	916	1,156	1,290	1,385

Growth Rates:

Operating Revenues	2.2%	18.8%	7.3%	6.2%
EBITDA	0.3%	35.1%	14.8%	12.7%
EBIT	24.7%	77.4%	18.5%	16.5%
EPS	60.1%	93.0%	15.0%	18.0%

Margins:

EBITDA	11.5%	13.1%	14.1%	14.9%
EBIT	3.1%	4.7%	5.2%	5.7%
Operating Ratio	96.9%	95.3%	94.8%	94.3%

Projected Income Statement – Conservative Case

(Dollars in Millions, Except per Share)

	For the Projected Fiscal Year Ending December 31,				CAGR
	2005E	2006E	2007E	2008E	’05 - ’08

Operating Revenues	$260.8	$298.9	$314.9	$330.4	$8.2%

EBITDA	29.5	37.2	41.2	45.6	15.5%

EBIT	7.6	12.5	13.7	15.7	27.2%

Net Income	2.7	5.3	5.5	6.6	34.1%

EPS	$0.42	$0.80	$0.84	$0.99	$33.7%

Average Seated Company Tractors	898	1,079	1,180	1,251

Growth Rates:

Operating Revenues	0.9%	14.6%	5.4%	4.9%
EBITDA	-2.9%	25.8%	10.8%	10.7%
EBIT	14.2%	64.2%	9.5%	14.6%
EPS	32.5%	92.7%	4.5%	18.6%

Margins:

EBITDA	11.3%	12.4%	13.1%	13.8%
EBIT	2.9%	4.2%	4.3%	4.7%
Operating Ratio	97.1%	95.8%	95.7%	95.3%

Comparison of Management and Conservative Cases

(Dollars in Millions, Except per Share)

	Management Case				Conservative Case
	2005E	2006E	2007E	2008E	2005E	2006E	2007E	2008E

Revenue	$264.0	$313.7	$336.6	$357.6	$260.8	$298.9	$314.9	$330.4

EBIT	8.3	14.7	17.4	20.3	7.6	12.5	13.7	15.7

EPS	0.50	0.97	1.12	1.32	0.42	0.80	0.84	0.99

Operating Ratio	96.9%	95.3%	94.8%	94.3%	97.1%	95.8%	95.7%	95.3%

Net Capital Expenditures	$(38.4)	$(49.7)	$(42.3)	$(42.8)	$(32.8)	$(45.0)	$(40.6)	$(35.4)

Average Seated Company Tractors	916	1,156	1,290	1,385	898	1,079	1,180	1,251

A. Organic Growth

Organic Growth — Benefits/Issues

BENEFITS

•                  Maintain control.

•                  Management has delineated a strategy to grow Company driver base.

•                  Management believes in margin improvement opportunities.

•                  Current freight/capacity environment is conducive for growth.

ISSUES

•                  Execution risk:

•                  Reducing reliance on owner operators.

•                  Growing Company drivers in tight driver environment.

•                  Transitioning model to include brokerage/intermodal.

•                  If freight environment worsens (i.e. cycle ends), management’s strategic plan will be more difficult to achieve.

•                  Wall Street and institutional investor community likely to take a “show me” attitude.

•                  Near-term lack of free cash flow will hinder growth opportunities.

•                  Large shareholders’ concerns go unresolved:

•                  Lagging current share price.

•                  Liquidity.

•                  Catalyst for change.

Expanding Institutional Interest in TWINS

What will it take to get on the radar screen of Wall Street?

•                  Market Capitalization – Greater than $125 million with clear path to $200 million.

•                  Trading Statistics – Float greater than 8 million shares and daily trading volume greater than 20,000 shares.

•                  Company Profitability – Operating ratio below 95%.

•                  Quarterly Performance – At least 3 or 4 consecutive quarters of consistent results showing substantial year-over-year improvement in earnings.

•                  Case Study — USA Truck Turn-Around:

•                  The combination of committing to cost control and fixing its equipment problem (tractors) resulted in USA Truck improving its financial performance, raising its profile in the investment community and aiding its stock price.

[CHART]

	USAK Data:
$ In Millions, Except Per Share	12/31/03	Current
Stock Price	$9.89	$24.87
Market Cap	92.7	$239.1
3 Month Avg. Trading Volume (000’s)	5.7	99.2
Research Coverage	2	5
LTM Revenue	$298.7	$380.5
LTM Operating Ratio	96.6%	94.4%
LTM EPS	$0.36	$0.97

Potential Valuation – Market Multiples

		Management Case			Conservative Case
		Mid-2006	Mid-2007	Mid-2008	Mid-2006	Mid-2007	Mid-2008

Current Year EPS		$0.97	$1.12	$1.32	$0.80	$0.84	$0.99

Future Per Share Price at Multiple of:
12.0	x	$11.66	$13.41	$15.82	$9.63	$10.07	$11.94
14.0		13.61	15.64	18.46	11.24	11.74	13.93
16.0		15.55	17.87	21.09	12.85	13.42	15.92

Discounted Per Share Price at Multiple of: (a)
12.0	x	$10.41	$10.69	$11.26	$8.60	$8.02	$8.49
14.0		12.15	12.47	13.13	10.04	9.36	9.91
16.0		13.88	14.25	15.01	11.47	10.70	11.33

Note: For further valuation analysis see page 52.

(a) Discounted back to 6/30/05 using a discount rate of 12.0%.

B. No Growth/Cost Reduction
(handouts to be distributed at meeting)

C. Stock Repurchase

Stock Repurchase — Benefits/Issues

BENEFITS

•                  Buying back stock at attractive prices.

•                  Accretive to EPS.

•                  May be rewarded with higher stock price — through investor recognition or Company’s buying pressure due to low float.

•                  May be able to convince activist shareholders to sell through a tender.

ISSUES

•                  If activist shareholders do not sell/tender shares, they will obtain greater control of the Company.

•                  Shareholders may view buyback as unfounded — stock price is down, Company needs to focus capital on fixing operational problems, etc.

•                  Negative effect on already small float and trading volume.

•                  Leverage ratios already high within the industry.

•                  Bank covenant restricting distributions over $10 million.

•                  Lack of projected free cash flow to cover additional indebtedness.

•                  Illiquid market will hinder an open-market buyback.

•                  Presently, would only be able to repurchase approx. 3,400 shares per day (other than block trades) due to 25% rule.

Stock Repurchase Methods

•                              Open-Market Repurchase

•                        Stock is repurchased on the open market at the prevailing market price.

•                        Subject to limitations, such as a cap on shares repurchased per day.

•                        May artificially inflate prices for companies with low trading volume.

•                              Standard Tender Offer

•                        Company announces a price at which it will repurchase shares from investors.

•                        Investors can then elect to sell their shares, with an oversubscribed transaction being pro-rated.

•                              Dutch Auction

•                        Similar to a standard tender offer, only the company provides a range of prices it will consider.

•                        Sellers then have a set time period to specify how many shares they will sell at each price, if any.

•                              Negotiated Purchase

•                        Large blocks are purchased from shareholders in a negotiated transaction (at a discount).

•                        May not affect float or trading volume.

•                        Requires identification of a willing seller.

•                        Could expose Board to risk.

Financing Alternatives

	Secured Debt	Mezzanine Debt	Preferred Stock

Pros	• Lowest cost of capital • May only require renegotiation of current facility • Asset-based financing options available • Flexible drawing capability • Complete pre-pay flexibility	• More accessible than bank debt • Greater flexibility versus bank debt • May be able to structure as 2nd lien paper to lower cost	• Replace impatient shareholders with others that believe in story • Preferred status, but no additional leverage

Cons	• High leverage ratios and lack of free cash flow • Limits flexibility while in midst of turnaround • Limited negotiating leverage with bank • Significant covenant constraints	• High leverage ratios and lack of free cash flow • High interest rate • Warrants may be required — potential future dilution • High pre-payment penalty

• Does not increase float

• Potential dilution to equity, depending on structure

• Costly bells and whistles (preference, redemption, discount, etc.)

• Complicated — negotiate with select equity holders and new equity holders

Stock Buyback Analysis

(Dollars in Millions, Except per Share)

Fully Diluted Shares Outstanding	6.6
Stock Price as of June 22, 2005	$7.05
Public Float	6.4
Cost of Debt	6.50%

		Total	Pro Forma	Pro Forma	Public Float	Projected	Pro Forma	2006	Adjusted		Cash Flow
	Buyback	Shares	Shares	Public	as a % of	2006	2006	EPS	Debt /		Coverage
	Price	Purchased	Outstanding	Float	Total Shares	EPS	EPS	Pick-Up	EBITDAR		Ratio
Repurchase Amount
$10.0 million	$6.00	1.7	5.0	4.7	95.8%	$0.97	$1.20	23.5%	2.17	x	1.55	x
	6.50	1.5	5.1	4.8	95.9%	0.97	1.17	20.4%	2.17		1.55
	7.00	1.4	5.2	4.9	96.0%	0.97	1.15	17.9%	2.17		1.55
	7.50	1.3	5.3	5.0	96.1%	0.97	1.13	15.8%	2.17		1.55
	8.00	1.3	5.4	5.1	96.2%	0.97	1.11	14.0%	2.17		1.55

$15.0 million	$6.00	2.5	4.1	3.9	95.0%	$0.97	$1.39	43.5%	2.28	x	1.48	x
	6.50	2.3	4.3	4.0	95.2%	0.97	1.33	37.2%	2.28		1.48
	7.00	2.1	4.5	4.2	95.4%	0.97	1.28	32.2%	2.28		1.48
	7.50	2.0	4.6	4.4	95.5%	0.97	1.24	28.1%	2.28		1.48
	8.00	1.9	4.8	4.5	95.6%	0.97	1.21	24.7%	2.28		1.48

$20.0 million	$6.00	3.3	3.3	3.0	93.7%	$0.97	$1.69	73.6%	2.39	x	1.41	x
	6.50	3.1	3.6	3.3	94.1%	0.97	1.57	61.1%	2.39		1.41
	7.00	2.9	3.8	3.5	94.5%	0.97	1.48	51.8%	2.39		1.41
	7.50	2.7	4.0	3.7	94.8%	0.97	1.40	44.5%	2.39		1.41
	8.00	2.5	4.1	3.9	95.0%	0.97	1.35	38.7%	2.39		1.41

Note: Current bank covenant for Adjusted Debt/EBITDAR is 3.0x and for Cash Flow Coverage Ratio is 1.25x.

Assumes 100% debt financing. Would need to amend credit agreement for repurchase exceeding $10 million (approx one-half of this already used). For the stock buyback to be neutral to EPS, projected 2006 EPS would need to approximate $0.27.

Free Cash Flow Constraints

(Dollars in Millions)

Given that TWINS is not expected to generate free cash flow in the near future, adding debt to repurchase stock greatly increases TWINS’ risk profile.

	Management Case			Conservative Case
	9 Months	For FYE December 31,		9 Months	For FYE December 31,
	12/31/05	2006	2007	12/31/05	2006	2007

Net Income	$3.3	$6.4	$7.3	$2.7	$5.3	$5.5
Depreciation and Amortization	16.5	26.5	29.9	16.2	24.7	27.5
Change in Working Capital	(0.7)	(0.7)	(0.8)	(0.7)	(0.6)	(0.7)
Cash Flow After Operations	19.0	32.1	36.4	18.2	29.4	32.3
Net Capital Expenditures	(25.7)	(49.7)	(42.3)	(20.1)	(45.0)	(40.6)
Equity Free Cash Flow	$(6.7)	$(17.6)	$(5.9)	$(1.9)	$(15.6)	$(8.2)

D. Acquisitions

Acquisitions — Benefits/Issues

BENEFITS

•                  Another method of adding drivers/capacity to system.

•                  Growth and scale will catch attention of institutional investor universe.

•                  Transition from reliance on owner-operators more quickly.

•                  Add new growth/service lines to Company (e.g. brokerage, intermodal) to change profile of Company.

ISSUES

•                  Shareholder reaction.

•                  Competitive environment for deals (especially non-asset based) have driven transaction multiples higher.

•                  Integration risk.

•                  Substantial management time required — may be difficult to keep eye on ball of core operations.

•                  Free cash flow and balance sheet constraints will limit ability to pursue “transforming” acquisitions.

•                  Stock currency not at attractive levels.

•                  Risk of losing drivers and customers.

Pursue Strategic Acquisitions

Using Acquisitions to Get on Wall Street’s Radar Screen:

•                  Strong financial results and multiple expansion resulting in greater than $150 million market cap.

•                  Greater than average profitable revenue growth–approximately 15%; or

•                  EBITDA of greater than $50 million and/or EBIT of greater than $20 million.

•                  Tack-on vs. transforming acquisitions

•                  Tack-on acquisitions in asset-based TL (tack-on of non-asset based would merely muddy the water).

•                  Transforming acquisitions in TL or non-asset based TL.

Requirements to Pursue Acquisition Strategy:

•                  Cash on hand, ability to borrow, stock representing attractive acquisition currency.

•                  Current availability under credit facility of $17.8 million — debt/cap of 46.9%.

•                  Experience managing the acquisition process and ability to act quickly.

•                  Past success in integrating acquisitions.

•                  Confidence of the Street that you bought right and can quickly integrate.

Feasibility of Acquisition Strategy:

•                  TWINS’ current financial wherewithal limits Company to:

•                  Tack-on acquisitions (cash or stock); or

•                  Transforming acquisitions using stock.

•                  Transforming acquisitions using stock would be challenging:

•                  Quality public asset-based companies are larger, and few if any quality private companies are for sale.

•                  Auction atmosphere for non-asset based TL businesses — highly sought after by strategic and financial buyers.

•                  Negative arbitrage because of high multiples commanded by quality non-asset based players of size.

Most Feasible Alternative — Small Asset-Based Tack-on’s:

•                  Hundreds of asset based TL carriers, and TWINS has management team and infrastructure to handle.

•                  As earnings gains become harder to come by, owners want to sell before cycle turns too negative.

•                  Sale multiples beginning to contract, but private owners still focused on peak multiples.

•                  Depending on size, several of these acquisitions and several years may be required to reach target critical mass.

Hypothetical Acquisition

Acquisitions could add scale and raise margins to get TWINS to critical mass.

	Acquisition XYZ
(Dollars in Millions)	PF 2005	Contribution	2006E	Contribution
Revenue:
TWINS	$264.0	84.1%	313.7	84.5%
Acquisition XYZ	50.0	15.9%	57.5	15.5%
Total	$314.0	100.0%	$371.2	100.0%

EBIT:
TWINS	$8.3	76.8%	$14.7	77.3%
Acquisition XYZ	2.5	23.2%	4.3	22.7%
Total	$10.8	100.0%	$19.0	100.0%

Operating Ratio:
TWINS	96.9%		95.3%
Acquisition XYZ (a)	95.0%		92.5%
Total	96.6%		94.9%

Price per Share at P/E of:
12.0x	$7.35		$14.95
14.0x	8.57		17.44
16.0x	9.79		19.93

Note: Assumes tax rate of 40%.

(a) Assumes synergies realized to lower OR 250bps.

E. Sale of Company

Sale of Company — Benefits/Issues

•     Would be selling near peak of cycle and at a time when we believe interest will be high.

•     Reward major shareholders with liquidity.

•      Sale likely results in an offer price near or above 5 year high.

•     Removes execution risk — i.e. if strategic plan is not successfully implemented, current price is likely a peak.

•     Upside of stock consideration if integration is successful and/or synergies are realized.

•     Financial and operating strength of potential strategic buyers — lower risk equity investment (i.e., lower cost of capital) if stock is a form of consideration.

ISSUES

•     Loss of autonomy.

•     Comfort with acquisition currency received (stock vs. cash).

•     Stock price currently at depressed levels.

•     Multiples have contracted recently and may continue to contract – could potentially receive higher price and multiple in future if operating/strategic plan is successfully implemented.

Sale Process Considerations

•                  Potential Strategic Buyers

•                  The TL strategic buyer universe is easily discernible.

•                  Limits confidentiality issues.

•                  Private Process

•                  With small universe of buyers, a private process is recommended.

•                  No public announcement needed.

•                  Financial Buyers

•                  Limited interest expected — no quick exit opportunities, low free cash flow.

•                  Contact with Institutional Investors

•                  Normal course — Board of Directors approved meeting only.

•                  Potential Reg. FD issues.

•                  Alternatives to Approach with COLTS

•                  Alternative #1 — Allow COLTS to preempt process.

•                  COLTS works unilaterally toward definitive agreement.

•                  Provide for fiduciary out post-signing.

•                  Alternative #2 — Contact the few, likely strategic buyers concurrent with contacting COLTS.

•                  Alternative #3 — Wider range auction to other “strategic” buyers beyond truckload and selected financial buyers.

Alternative Strategies for the Sale Process

Alternative #1	Alternative #2	Alternative #3
Negotiated Process	Narrow Solicitation	Controlled Auction

Benefits

•      Least disruptive to business and employees.

•      Opportunity to capture preemptive value.

•      Opportunity to accelerate closing.

•      Greatest confidentiality.

•      Maximizes future alternatives if process is not successful.

• Signals credible alternatives to ultimate buyer. • Flexibility in timing and buyer selection. • Limited disruption of business and employees. • Reduces risk of failed auction.

•      Creates maximum competition.

•      Limits buyer’s ability to assess negotiating position.

•      Maximizes pressure on buyers to submit fully financed bids.

•      Maximizes the likelihood that viable buyers will be contacted.

Concerns

• May not receive highest value. • Difficult to create competitive pressure. • Management is generally required to spend a significant amount of time with the buyer and its advisors.	• Confidentiality issues. • Can be more difficult to create competition. • May omit certain potential buyers.	• Confidentiality issues. • Broader profile may create higher degree of disruption. • Some buyers may refuse to participate in auction.

Potential TL Strategic Buyers – Tier I

Considerations

	•	Historically acquisitive company with a proven ability to integrate acquisitions.
[LOGO]	•	TWINS would be a large acquisition relative to past deals.
	•	Market has rewarded improved operations in the last four years.

	•	Strong balance sheet — cash buyer ($288 million cash balance).
[LOGO]	•	Shorter length of haul (525-mile average in 2004) than TWINS (682-mile).
	•	Proven ability to make acquisitions and improve operations and cost structure of acquired company.

[LOGO]	•	Been focused on profits, not growth for several years.
	•	Significant free cash flow improvements which increasingly is being used to repurchase stock — TWINS would be a good use of cash flow.
	•	JBHT would be attracted to TWINS’ dedicated business (DCS segment).
	•	Strong public currency — balance sheet and stock currency.

[LOGO]	•	$3 billion revenue transportation company.
	•	Strong balance sheet — cash buyer.
	•	Proven ability to make acquisitions.
	•	TWINS’ dedicated operations would be attractive.

[LOGO]	•	Historically acquisitive company, paying top dollar.
	•	Several internal distractions may temper interest in TWINS.
	•	Anything is possible with Swift, but Wall Street reaction likely negative.
	•	Under-managed recently — allows new management to pick off “low-hanging fruit” and potentially outperform expectations.

[LOGO]	•	Very acquisitive publicly-traded Canadian income fund.
	•	TWINS would be attractive as TransForce has limited U.S. operations.
	•	Approximately US$1 billion in market capitalization.

Note: See detailed profiles on Tier I potential strategic buyers in Exhibit A.

Potential TL Strategic Buyers – Tier II

Considerations

[LOGO]	•	Very acquisitive publicly-traded Canadian income fund.
	•	Market cap. of US$340 million – LTM revenue of approximately US$300 million.
	•	Total debt/total cap of 23.6%.
	•	TWINS would be attractive as Contrans has limited U.S. operations.

[LOGO]	•	Large private company – over $700 million in revenue.
	•	Strength of balance sheet unknown.
	•	Headquartered in Lincoln, Nebraska.

[LOGO]	•	Large private company – over $500 million in revenue.
	•	Strength of balance sheet unknown.
	•	Headquartered in Cedar Rapids, Iowa.

[LOGO]	•	Successful organic growth model.
	•	Historically not acquisitive, but always seeking growth.
	•	$1.5 billion market capitalization, debt-free and $39 million of cash.

[LOGO]	•	Comparable length of haul.
	•	Recent interest in growing dedicated business.
	•	Historically not acquisitive.
	•	$1.6 billion market capitalization, debt-free and $96 million of cash.

Other Buyers

Other “Strategic” — Certain other transportation companies may have an interest.

•                              Non-trucking companies seeking a “ground-based” service — Certain freight forwarders and integrators.

•                              These buyers may not have management skill to drive improvements in TWINS operations.

•                              Potential interest by deep pocket transportation owners/executives currently out of the business — most would require capital partners.

Financial — Financial buyer interest in TWINS would be limited.

•                              Capital-Intensive Industry — Most private equity firms avoid capital-intensive industries such as asset-based trucking due to low returns on capital characteristics.  Capital requirements also limited ability to “load up” on acquisition debt.

•                              Turn-Around Scenario — TWINS would likely be viewed as a turn-around project as it is currently not generating substantial free cash flow.  Few private equity firms are willing to take on a turn-around.

•                              Exit Possibilities — There are not clear exit alternatives for TWINS post-LBO.  An initial public offering is unlikely in the near-term and the universe of strategic buyers is small.

Valuation Analysis

Based on recent financial performance, TWINS is not undervalued.

(Dollars in Millions, Except per Share)

[CHART]

	Comparable Company			Acquisition Multiple		DCF
						Perpetual		Market
	LTM	FY 2005	FY 2005	FY 2005	FY 2005	Growth Rate	LBO	Price
	EBIT	EBIT	EPS	EBIT	EPS	4.0% - 5.0%	IRR	52 Week
Data:	$6.5	$8.3	$0.50	$8.3	$0.50	Discount Rate	25.0% - 30.0%	High / Low
Metric:	10.0x - 12.0x	9.0x - 11.0x	12.0x - 16.0x	9.0x - 11.0x	13.0x - 17.0x	11.0%

Comparable Companies

(Dollars in Millions, Except per Share)

					LTM	Enterprise Value /
	Price	% of 52	Market	Enterprise	Operating	EBITDA			EBIT			P/E
Company Name	6/22/05	Wk. High	Cap.	Value	Ratio	LTM	2005E	2006E	LTM	2005E	2006E	LTM	2005E	2006E

Celadon Group, Inc.	$17.21	70.2%	$181.1	$195.9	95.1%	$36.4		$41.4		$46.2		$20.9		$25.5		$29.6		$1.08		$1.32		$1.61
						5.4	x	4.7	x	4.2	x	9.4		7.7		6.6	x	15.9x	x	13.0	x	10.7	x
Covenant Transport	12.94	59.8%	185.2	224.0	94.9%	$73.5		80.1		$		30.7		$		46.7		$0.93		$1.10		$1.45
						3.0	x	2.8	x	2.3	x	7.3		6.1		4.8	x	14.0x	x	11.7	x	8.9	x
Heartland Express	19.50	84.0%	1,462.5	1,174.3	79.6%	$127.3		138.5		$		95.8		$		119.7		$0.86		$0.96		$1.09
						9.2	x	8.5	x	7.7	x	12.3		11.2		9.8	x	22.7x	x	20.3	x	17.9	x
J.B. Hunt Transport Services	19.60	78.3%	3,278.6	3,344.6	88.5%	$482.8		526.1		$		330.8		$		416.9		$1.16		$1.37		$1.60
						6.9	x	6.4	x	5.7	x	10.1		9.1		8.0	x	16.8x	x	14.4	x	12.3	x
Knight Transportation	24.02	82.8%	1,396.5	1,357.8	81.9%	$129.3		156.1		$		85.1		$		126.1		$0.89		$1.07		$1.30
						10.5	x	8.7	x	7.1	x	16.0		13.3		10.8	x	27.1x	x	22.4	x	18.5	x
Marten Transport	20.41	81.6%	298.4	334.7	91.2%	$68.9		73.6		$		35.0		$		42.1		$1.45		$1.52		$1.75
						4.9	x	4.5	x	4.0	x	9.6		9.3		7.9	x	14.1x	x	13.4	x	11.7	x
P.A.M. Transportation Services	16.37	77.9%	182.6	195.5	93.8%	$50.7		56.0		$		20.7		$		27.3		$1.02		$1.24		$1.40
						3.9	x	3.5	x	3.2	x	9.5		7.9		7.2	x	16.1x	x	13.2	x	11.7	x
Swift Transportation	23.63	90.2%	1,778.2	2,338.5	93.3%	$388.6		441.8		$		197.4		$		273.1		$1.44		$1.60		$2.00
						6.0	x	5.3	x	4.5	x	11.8		10.6		8.6	x	16.4x	x	14.8	x	11.8	x
U.S. Xpress Enterprises	12.16	35.3%	198.9	329.4	97.0%	$80.8		69.4		$		34.6		$		36.5		$0.93		$0.45		$1.03
						4.1	x	4.7	x	3.6	x	9.5		17.0		9.0	x	13.0x	x	27.0	x	11.8	x
USA Truck	24.87	88.9%	239.1	383.9	94.4%	$58.7		72.0		$		21.4		$		38.7		$0.97		$1.40		$1.97
						6.5	x	5.3	x	4.4	x	18.0		13.0		9.9	x	25.6x	x	17.8	x	12.6	x
Werner Enterprises	19.51	84.0%	1,595.7	1,499.7	91.5%	$298.5		333.1		$		149.3		$		201.3		$1.14		$1.33		$1.50
						5.0	x	4.5	x	4.1	x	10.0	x	8.5	x	7.4	x	17.2	x	14.7	x	13.0	x

	Maximum				97.0%	10.5	x	8.7	x	7.7	x	18.0	x	17.0	x	10.8	x	27.1	x	27.0	x	18.5	x
	Minimum				79.6%	3.0		2.8		2.3		7.3		6.1		4.8		13.0		11.7		8.9
	Median				93.3%	5.4	x	4.7	x	4.2	x	10.0	x	9.3	x	8.0	x	16.4	x	14.7	x	11.8	x
	Mean				91.0%	6.0		5.4		4.6		11.2		10.3		8.2		18.1		16.6		12.8
	Mean (Excluding Min & Max)				91.6%	5.8		5.3		4.5		10.9		10.1		8.3		17.6		16.0		12.6

Research Case:
TWINS	$7.05	70.4%	$46.8	$94.1	97.5%	$30.2		$36.4		$46.2		$6.5		$10.0		$13.8		$0.32		$0.61		$0.85
						3.1	x	2.6	x	2.0	x	14.5	x	9.4	x	6.8	x	21.8	x	11.6	x	8.3	x
Management Case:
TWINS	$7.05	70.4%	$46.8	$94.1	97.5%	$30.2		$30.5		$41.2		$6.5		$8.3		$14.7		$0.32		$0.50		$0.97
						3.1	x	3.1	x	2.3	x	14.5	x	11.3	x	6.4	x	21.8	x	14.0	x	7.3	x

Comparable Transactions

(Dollars in Millions)

				Total	LTM				Multiples
Effective			Transaction	Transaction				Net							Net
Date	Target	Acquiror	Value	Value	Revenue	EBITDA	EBIT	Income	Revenue		EBITDA		EBIT		Income

Pending	Overnite Corp.	United Parcel Service, Inc.	$1,222.2	$1,267.0	$1,686.9	$173.0	$115.0	$67.2	0.8	x	7.3x	x	11.0x		18.2	x
	Provides regional LTL services	Package delivery, logistics, SCM
5/25/05	USF Corporation	Yellow Roadway Corporation	1,371.1	1,470.3	2,394.6	216.4	112.1	55.8	0.6	x	6.8	x	13.1	x	24.6	x
	Regional LTL, supply chain mgt.	National LTL services
9/13/04	Boyd Bros. Transportation Inc.	BBT Acquisition Corporation	27.4	55.3	139.6	13.4	3.0	1.0	0.4	x	4.1	x	18.1	x	27.0	x
	Flatbed truckload carrier	Investors and Management
2/16/04	Clark Bros. Transfer, Inc.	SCS Transportation, Inc.	24.5	30.5	66.0	5.0	4.0	N/A	0.5	x	6.1	x	7.6	x	N/A
	Provides LTL services	Provides LTL services
12/11/03	Roadway Corporation	Yellow Corporation	965.5	1,121.9	3,165.9	183.5	108.5	46.4	0.4	x	6.1	x	10.3	x	20.8	x
	Provides LTL services	Provides LTL services
7/2/03	Merit Distribution Services	Swift Transportation	76.0	76.0	140.0	10.4	2.0	8.4	0.5	x	7.3	x	9.0	x	N/A
	Long-haul refrig. carrier	Provides TL services
2/28/03	Landair Corporation	Management	98.2	101.5	102.5	18.5	9.0	5.9	1.0	x	5.5	x	11.2	x	16.5	x
	Provides TL services
1/23/03	Arnold Transportation Services	Jefferies Capital Partners	55.0	55.0	171.0	22.2	6.1	3.8	0.3	x	2.5	x	9.0	x	14.5	x
	Provides TL services	Private equity firm
2/15/02	Motor Cargo Industries	Overnite Transportation Co	81.3	76.7	138.6	19.6	10.8	6.8	0.6	x	3.9	x	7.1	x	11.9	x
	Provides LTL services	Provides LTL services
12/3/01	Arnold Industries	Roadway Corporation	478.0	430.1	393.8	68.0	42.0	29.2	1.1	x	6.3	x	10.2	x	16.4	x
	Provides TL & LTL services	Provides LTL services
6/29/01	M.S. Carriers	Swift Transportation Co Inc	392.2	639.8	712.6	107.8	38.8	12.8	0.9	x	5.9	x	16.5	x	30.7	x
	Provides TL services	Provides TL services
4/30/01	Kenan Transport Company	Advantage Management Group	87.2	89.2	157.6	21.2	12.3	8.9	0.6	x	4.2	x	10.0	x	16.4	x
	Petroleum and chemical trucking	Petroleum-transport company
2/12/01	American Freightways	FedEx	946.4	1,208.4	1,352.6	189.3	126.9	66.3	0.9	x	6.4	x	9.5	x	14.3	x
	Provides LTL services	Provides global delivery services
7/20/00	KLLM Transport Services, Inc.	High Road Acquisition Group	33.0	80.0	236.9	20.1	1.3	(1.3)	0.3	x	4.0	x	N/M		N/M
	Provides TL services	Investment company

						Minimum			0.3	x	2.5	x	7.1	x	11.9	x
						Maximum			11		7.3		18.1		30.7
						Mean			0.6	x	5.5	x	11.0	x	19.2	x
						Median			0.6		6.0		10.2		16.5
						Mean (Excluding Min and Max)			0.7		6.1		11.8		21.1

Return on Invested Capital vs. Book Value

Return on Invested Capital (ROIC) drives valuations, not book value.

•                  Cases in which book value is more relevant include:

•                  Used as a floor valuation and in liquidation analyses.

•                  Less-than-truckload valuations (especially under-performing LTLs) due to the large amounts of land and buildings.

•                  Statistical correlation tends to be high only for top performers with low OR’s.

•                  TWINS has a low ROIC compared to the industry.

					Stock Price	Current
	Return on Invested Capital				4-Year	Price /
Company	2001	2002	2003	2004	CAGR	Book Value

CLDN	1.7%	3.9%	5.3%	8.6%	47.4%	1.9	x
CVTI	2.7%	5.4%	5.5%	6.8%	-1.2%	0.9
HTLD	35.6%	30.4%	28.7%	32.4%	22.5%	3.4
JBHT	3.4%	5.9%	10.7%	17.0%	44.8%	3.9
KNX	12.5%	13.5%	14.9%	16.1%	31.3%	4.3
MRTN	5.4%	3.8%	6.3%	8.4%	30.5%	1.7
PTSI	8.7%	10.5%	6.3%	5.4%	14.7%	1.1
SWFT	3.8%	5.0%	5.6%	6.6%	11.6%	2.3
USAK	2.1%	3.2%	3.4%	4.8%	35.4%	2.5
WERN	6.1%	7.2%	8.0%	9.2%	15.5%	1.9
XPRSA	2.4%	3.3%	3.9%	5.7%	15.2%	0.7
Average	7.7%	8.4%	9.0%	11.0%	24.3%	2.3

TWINS	1.9%	1.3%	1.0%	3.0%	-0.5%	0.8	x

•                  The return characteristics of TWINS (lower ROIC, implied under-utilization of assets, etc.) appear to justify a book value multiple that is less than its peers.  Two analyses below highlight this assuming a targeted market ROIC of 8.0%.

•                  Assuming current margins, book value would have needed to be $(26.8) million instead of $57.5 million.

•                  Assuming current book value, operating ratio would need to be 95.8% instead of 97.4%.

IV.  COLTS Overview

COLTS Overview

•                  Management Changes

•                  In April 2001, Thomas Glaser joined the executive management team and instilled a new culture/attitude of profitable growth.

•                  Financial Performance

•                  Since 2001, COLTS OR has improved from 98.6% to 95.1% and COLTS stock price has increased from $3.00 to $17.00 per share.

•                  Recent Acquisitions

•                  Strong history of ability to quickly integrate acquisitions (Burlington Motor in 2002, Highway Express in 2003, CX Roberson in 2005)

•                  Customer Base

•                  COLTS has made significant strides diversifying its customer base away from automotive.

•                  Operations

•                  Large international carrier — approximately one-half of its 2004 revenue was generated by international moves.

•                  COLTS is poised to capitalize on pending opening of Mexican border.

•                  Issues

•                  High debt levels when operating leases are including, but fixed charge coverage is comfortable.

•                  Stock may already discount benefit of Mexican border opening and delays persist.

Comparative Stock Price Performance

(June 21, 2000 – June 22, 2005)

[CHART]

Composite includes: CVTI, HTLD, JBHT, KNX, MRTN, PTSI, SWFT, XPRSA, USAK and WERN.

Financial Summary

(Dollars in Millions, Except per Share)

	FYE June 30,				LTM	FYE June 30,		CAGR
	2001A	2002A	2003A	2004A	3/31/05	2005E	2006E	’01 - ’06
Operating Revenues	$351.8	$337.0	$367.1	$397.9	$426.1	$437.7	$477.0	6.3%
EBITDA	20.4	24.2	26.6	32.9	36.4	37.3	44.5	16.8%
EBIT	5.0	10.5	12.7	16.9	20.9	22.5	28.2	41.2%
Net Income	(1.3)	1.7	4.1	6.6	10.6	11.8	15.5	N/A
EPS	$(0.17)	$0.22	$0.52	$0.83	$1.08	$1.15	$1.50	N/A

Growth Rates:
Operating Revenues		-4.2%	8.9%	8.4%	—	10.0%	9.0%
EBITDA		18.6%	9.6%	23.7%	—	13.6%	19.2%
EBIT		110.0%	20.8%	32.5%	—	33.2%	25.4%
EPS		N/M	133.9%	60.9%	—	38.6%	30.4%

Margins:
EBITDA	5.8%	7.2%	7.2%	8.3%	8.5%	8.5%	9.3%
EBIT	1.4%	3.1%	3.5%	4.2%	4.9%	5.1%	5.9%
Operating Ratio	98.6%	96.9%	96.5%	95.8%	95.1%	94.9%	94.1%

Leverage Ratios:
Total Debt	$105.2	$97.0	$60.8	$14.5	$15.5
Total Debt to Capitalization	66.9%	64.3%	51.5%	14.9%	14.2%
Adj. Total Debt (a)	$187.6	$180.4	$151.3	$131.1	$161.9
Adj. Total Debt to Adj. Capitalization	78.3%	77.0%	72.5%	61.3%	63.4%

Note: Excludes charges and one-time items.

(a) Present value of future lease payments discounted at 10%.

Current Valuation

(Dollars in Millions, Except per Share)

Price (6/22/05)	$17.21

52 Week High	24.53
% of 52 Week High	70.2%

Shares Outstanding (5/3/05)	10.0
In-the-Money Options Outstanding (Treasury Method)	0.5
Diluted Shares Outstanding	10.5

Market Capitalization	$181.1
Less: Cash & Cash Equivalents (3/31/05)	(0.7)
Plus: Debt (3/31/05)	15.5
Enterprise Value	$195.9

Valuation Multiples

	LTM		FYE December 31, (a)
Data:	3/31/05		2005		2006
Operating Revenues	$426.1		$464.0		$488.9
EBITDA	36.4		41.4		46.2
EBIT	20.9		25.5		29.6
Net Income	10.6		13.6		16.6

Multiples:
EV / Revenue	0.5	x	0.4	x	0.4	x
EV / EBITDA	5.4		4.7		4.2
EV / EBIT	9.4		7.7		6.6
MC / Net Income	17.0		13.3		10.9

(a) Based on Stephens Inc. Research report dated 4/20/05.

Research Coverage and Commentary

Estimates

					Fiscal Year Ending June 30,
			Last	Price	Revenue		EPS
Firm	Analyst	Recommendation	Report Date	Target	2005E	2006E	2005E	2006E

Stephens Inc.	Thomas Albrecht	Overweight	4/20/05	$25.00	$437.7	$477.0	$1.15	$1.50
Legg Mason Wood Walker Inc.	John Larkin	Buy	4/19/05	26.00	438.9	478.4	1.17	1.55
Oppenheimer & Company	Barry Sine	Buy	6/9/05	24.00	442.3	487.5	1.16	1.60
Sidoti & Company LLC	Robert Dunn	Buy	4/19/05	27.00	N/A	N/A	1.19	1.61

		Mean			$439.6	$481.0	$1.17	$1.57

Commentary

“Once again, a solid operator in the truckload (TL) space has reported outstanding CQ05 results in what is normally a seasonally weak and therefore challenging quarter, despite the swell of negative sentiment on Wall Street regarding the TL sector.  Our EPS estimate for F3Q05 was $0.24, in line with the Street consensus and at the low end of the company’s recent guidance of F3Q05 EPS between $0.24 and $0.26. “ John Larkin, CFA, Legg Mason Wood Walker Inc., 4/19/05

“A turnaround that continues to gain traction and a stock trading at just 13.7x our 2005 calendar EPS estimate of $1.33 are just two reasons why we recommend the stock of Celadon. [...] Perhaps nothing better illustrates the mix changes than the number of quarterly million-dollar customers.  During March 2001 just 8 customers generated quarterly revenues exceeding $1 million; by March 2004 this was at 16 compared to 22 in the just-ended quarter.  Another byproduct of a better revenue base is that the pretax margin of 4.5% (versus 2.9%) was nearly flat with the 4.6% figure realized during the seasonally stronger Dec. quarter.” Thomas Albrecht, Stephens Inc., 4/20/05

Executive Management

Stephen Russell, Chairman and CEO

•                  Chairman and CEO since inception in July 1986

•                  Served as President since September 2000

•                  Director of the Truckload Carriers Association and the Executive Committee of the American Trucking Associations

•                  Director of Star Gas Corporation, the General Partner of Star Gas L.P.

•                  Has been a member of the Board of Advisors of the Cornell University Johnson Graduate School of Management since 1983

•                  Member of the Board of the Indiana Heart Association and the Eiteljorg Museum

Paul A. Will, EVP, CFO, and Treasurer

•                  Has been EVP since September 2001 and CFO since December 1998

•                  Served as Treasurer since February 2004 and previously as Assistant Treasurer from December 2000 to February 2004

•                  Served as VP from January 1996 to December 2000 and as Controller from September 1993 to December 1998

Thomas Glaser, President and COO

•                  Has been EVP and COO since November 2003

•                  Served as EVP of Truckload Operations/Sales from April 2003 to November 2003, as EVP of Operations from September 2001 to April 2003, and VP of Transportation Services from May 2001 to September 2001

•                  Prior to joining, served in various management capacities at Contract Freighters, Inc. for over 13 years, most recently as VP of Operations

Sergio Hernandez, VP of Mexico

•                  Has been VP of Mexico since December 2001

•                  Served as Director of Mexico Sales from October 1996 to December 2001

•                  He has over 20 years of experience in marketing and transportation throughout Mexico

Board of Directors

Stephen Russell, Chairman and CEO

•                  See Executive Management Biography

Paul A. Biddelman, Director

•                  Director since October 1992

•                  Has been President of Hanseatic Corporation, a private investment company, since 1997

•                  Also serves as a director for Insituform Technologies, Inc., Six Flags, Inc., SystemOne Technologies, Inc. and Star Gas Corporation, the General Partner of Star Gas L.P.

Anthony Heyworth, Director

•                  Director since 1999

•                  Retired from KeyCorp in February 2001 as Vice Chairman of commercial banking, KeyBank N.A. after 36 years

•                  Continues as Chairman of KeyBank Central Indiana, having served as President and Chief Executive since 1991

•                  Joined the former Central National Bank in 1965 and was EVP when the bank emerged with Society National Bank of Cleveland in 1986 and KeyBank in 1994

The late John Kines, Director

•                  Director since June 2000

•                  Retired from Associates First Capital Corp. in May 2000 as President of the Diversified Service Group after a 22-year career

Michael Miller, Director

•                  Director since February 1992

•                  Has been Chairman of the Board and CEO of Aarnel Funding Corporation, a venture capital/real estate company since 1974

•                  Has served as a partner of Independence Realty, an owner and manager of real estate properties, since 1989

•                  Has been President and CEO of Miller Investment Company, Inc., a private investment company, since 1990

Ownership Profile

			Total	As a % of
	Shares	Options	Shares &	Fully Diluted
	Owned	Outstanding	Equivalents	Shares Out.
Institutional Holders (a)
Dawson-Herman Capital Management	712,771		712,771	6.6%
Emerald Advisers	467,102		467,102	4.4%
Capital Guardian Trust	364,008		364,008	3.4%
Northpointe Capital	357,500		357,500	3.3%
Axa Rosenberg Investment Management	351,081		351,081	3.3%
Clover Capital Management	311,565		311,565	2.9%
Thompson Siegel & Walmsley	288,365		288,365	2.7%
Caxton Associates	275,281		275,281	2.6%
Dimensional Fund Advisors	248,654		248,654	2.3%
Investment Counselors Of Maryland	230,700		230,700	2.2%
All Others as a Group	4,312,764		4,312,764	40.2%
Total Institutional Holders	7,919,791		7,919,791	73.8%

Estimated Individual Float			1,603,707	15.0%

Public Float			9,523,498	88.8%

Corporate Insiders (b)
Stephen Russell, Chairman, President and CEO	445,322	211,667	656,989	6.1%
Paul A. Will, EVP, CFO, Treasurer and Assistant Secretary	15,258	116,250	131,508	1.2%
David Shatto, Prior EVP of Corporate Development	15,363	72,500	87,863	0.8%
Thomas Glaser, EVP and COO	8,800	47,200	56,000	0.5%
Paul A. Biddelman, Director	—	49,500	49,500	0.5%
Michael Miller, Director	—	49,500	49,500	0.5%
Anthony Heyworth, Director	2,000	34,000	36,000	0.3%
John Kines, Director	5,000	26,000	31,000	0.3%
Sergio Hernandez, VP of Mexico	6,000	9,000	15,000	0.1%
Other Options	—	90,149	90,149	0.8%
Total Corporate Insiders	497,743	705,766	1,203,509	11.2%

Total Shares Outstanding (c)			10,021,241	93.4%
Total Options Outstanding (d)			705,766	6.6%

Total Fully Diluted Shares Outstanding			10,727,007	100.0%

(a) Source: Capital IQ, 6/22/05.

(b) Source: Company Proxy dated 10/15/04.

(c) As of 5/3/05 from Company 10-Q dated 3/31/05.

(d) Source: Company 10-K dated 12/31/04.

V. COLTS/TWINS Merger Consequences

COLTS/TWINS Merger – Strategic Rationale

BENEFITS		ISSUES

•	Enhance lane density of overlapping geographies.	•	Continuity/management transitions.
•	Add drivers (a key rationale for the CX Roberson transaction).	•	Disparity in driver pay may cause either driver turnover or increased expense on combined income statement.
•	Allows for earnings growth in spite of any freight slowdown.	•	Potential for revenue degradation.
•	Further diversifies customer base.	•	Long-term TWINS headquarter lease.
•	Significant gain in scale.	•	Information Technology:
	• Increases TT100 rank from 49 to 28.		• Write-off of TWINS proprietary system?
•	Growth needed — low hanging fruit of management plan behind them (e.g. customer base, trailer issues).		• Transition/integration with COLTS system (esp. in regards to SBOX).
•	Synergies (see pg 71)
• Cut overhead/back-office costs.
• Combination of facilities.
• Public company and other professional fees.

Relative Stock Price Performance

(COLTS Price / TWINS Price)

[CHART]

COLTS/TWINS Merger – Operating Statistics

	TWINS		COLTS		Combined
Financial Scale: (In Millions)
Total Revenue	$257.7		$426.1		$683.8
EDIT	6.5		20.9		27.4

Equipment:
Total Number of Tractors	1,552		2,628		4,180
Total Number of Trailers	4,861		7,885		12,746
Trailer / Tractor Ratio	3.1	x	3.0	x	3.0	x
Tractor Age	2.1		1.9		2.0
Trailer Age	5.9		3.3		4.3

Operating Statistics:
Total Miles (000’s)	171,360		261,912		433,272
Loaded Miles (000’s)	152,330		242,847		395,177
Empty Mile %	11.1%		7.3%		8.8%
Average Length of Haul	675		1,009		847
Freight Revenue Per Loaded Mile	$1.51		$1.42		$1.45
Freight Revenue Per Total Mile	$1.34		$1.32		$1.33
Operating Revenue Per Loaded Mile	$1.69		$1.55		$1.61
Freight Revenue per Tractor per Week	$2,733		$2,784		$2,763
Operating Revenue per Tractor per Week	$3,065		$3,051		$3,056

COLTS/TWINS – Ownership Overlap

	TWINS	TWINS	COLTS	COLTS
	Shares	% of	Shares	% of
Institution	Held	Total	Held	Total
Rutabaga Capital Management LLC	1,033,463	15.8%	172,308	1.7%
Wasatch Advisors, Inc.	782,425	11.9%	N/A	N/A
Central Securities Corp.	531,557	8.1%	N/A	N/A
T. Rowe Price Associates, Inc.	351,800	5.4%	N/A	N/A
Fifth Third Asset Management	244,223	3.7%	151,000	1.5%
Keane Capital Management, Inc.	210,628	3.2%	N/A	N/A
Perritt Capital Management, Inc.	189,100	2.9%	153,000	1.5%
Advisory Research, Inc.	159,200	2.4%	N/A	N/A
WS Capital LLC	131,000	2.0%	N/A	N/A
Dimensional Fund Advisors, Inc.	97,095	1.5%	248,654	2.5%
Lehman Brothers, Inc.	56,000	0.9%	13,000	0.1%
LSV Asset Management	49,900	0.8%	N/A	N/A
Sterling Johnston Capital Management	48,915	0.7%	N/A	N/A
White Pine Capital LLC	33,443	0.5%	N/A	N/A
Northern Trust Global Investments	27,038	0.4%	60,896	0.6%
National Independent Trust Co.	20,600	0.3%	N/A	N/A
Babson Capital Management LLC	20,200	0.3%	N/A	N/A
AXA Rosenberg Investment Management	19,755	0.3%	351,081	3.5%
US Bancorp Asset Management, Inc.	10,000	0.2%	N/A	N/A
California Public Employees Retirement System	9,700	0.1%	25,900	0.3%
Barclays Global Investors, N.A.	7,646	0.1%	175,881	1.8%
Charles Schwab Investment Management	1,455	0.0%	116,338	1.2%
UBS Securities LLC	1,056	0.0%	42,114	0.4%
Total	4,036,199	61.6%	1,510,172	15.1%

Source: BigDough.com.

COLTS/TWINS Merger – Sensitivity Analysis

(Dollars in Millions, Except per Share)

	100% Stock						50% Stock / 50% Cash						100% Cash

	Assumed Offer Price per Share						Assumed Offer Price per Share						Assumed Offer Price per Share
	$8.00		$9.00		$10.00		$8.00		$9.00		$10.00		$8.00		$9.00		$10.00

Premium to Current	13.5%		27.7%		41.8%		13.5%		27.7%		41.8%		13.5%		27.7%		41.8%
Implied Equity Value	$53.0		$59.7		$66.3		$53.0		$59.7		$66.3		$53.0		$59.7		$66.3
Implied Enterprise Value	100.3		107.0		113.6		100.3		107.0		113.6		100.3		107.0		113.6

Transaction Multiples:
2005E EBITDA	3.3	x	3.5	x	3.7	x	3.3	x	3.5	x	3.7	x	3.3	x	3.5	x	3.7	x
2005E EBIT	12.1		12.9		13.7		12.1		12.9		13.7		12.1		12.9		13.7
2005E Net Income	16.1		18.1		20.1		16.1		18.1		20.1		16.1		18.1		20.1
Book Value	0.9		1.1		1.2		0.9		1.1		1.2		0.9		1.1		1.2

Total Debt / Pro Forma Combined EBITDA	0.9	x	0.9	x	0.9	x	1.3	x	1.3	x	1.4	x	1.6	x	1.7	x	1.8	x
Total Debt / Total Capitalization	30.9%		29.9%		29.1%		43.4%		43.6%		43.8%		55.9%		57.3%		58.5%
Adj. Total Debt / Adj. Total Capitalization	60.4%		59.3%		58.3%		67.6%		67.3%		67.0%		74.8%		75.2%		75.6%

Accretion / Dilution):
2005 Accretion / (Dilution) - $	$(0.06)		$(0.10)		$(0.14)		$0.02		$(0.02)		$(0.06)		$0.12		$0.09		$0.05
2005 Accretion / (Dilution) - %	-4.3%		-7.4%		-10.4%		1.6%		-1.4%		-4.3%		9.2%		6.6%		4.1%
2006 Accretion / (Dilution) - $	$0.11		$0.05		$0.00		$0.24		$0.19		$0.15		$0.42		$0.39		$0.35
2006 Accretion / (Dilution) - %	6.6%		3.2%		0.1%		15.0%		12.1%		9.2%		26.0%		23.9%		21.9%

Pro Forma Ownership:
CLDN	77.3%		75.2%		73.2%		87.2%		85.9%		84.5%		100.0%		100.0%		100.0%
TCAM	22.7%		24.8%		26.8%		12.8%		14.1%		15.5%		0.0%		0.0%		0.0%

COLTS/TWINS Merger – Synergies Analysis

(Dollars in Millions)

Cursory review of combined operations and TWINS overhead costs subject to resolution of driver pay disputes.  Market may discount synergies based on other public trucking mergers.

		Synergies Expected		Rationale
	2005E	Low	High
Expenses:
Communications	$1,726	$173	$432	Long Distance/WATS reduction due to reduced HQ headcount.

G&A Wages & Benefits	18,073	3,000	9,036	Management believes 50% of line item could be reduced — represents HQ, management, financial and other redundant costs.

Office Supplies	486	50	486	Management estimated savings.
Meetings, Entert. & Travel	823	150	700	Management estimated savings.
Driver Hiring & Training	2,960	300	1,000	Savings from combined programs.
Building Repairs	826	200	400	Reduced due to decrease in facility count
Rents, Taxes, & Utilities	2,697	300	1,000	Consolidation of Garland, Laredo and Clarksville facilities. Eagan HQ closed, but must be sub-let.

Education & Professional	1,201	300	1,000	Elimination of legal, accounting and other public company expenses.

Depreciation & Amortization	22,191	—	2,100	Elimination of TWINS internally developed software results in high case savings. However, IT integration and other related expenses will likely offset.

TOTAL		$4,473	$16,154
% of 2005E Operating Expenses		1.7%	6.3%

Other:
Driver Pay Disparity		(5,691)	(1,897)	Migration of COLTS driver pay to TWINS to preserve driver base. Assumes 2%-6% increase.

Net Synergies Currently Identified		$(1,219)	$14,257
% of 2005E Operating Expenses		-0.5%	5.6%

To Explore:

•                  Customer revenue synergies/degradation.

•                  Benefits from COLTS per diem and Mexican driver programs.

Exhibits

A. Tier I Strategic Buyer Profiles

Heartland Express (NYSE: HTLD)

Summary Income Statement

(In Millions, Except per Share)

	For the FYE December 31,					CAGR
	2002A	2003A	2004A	2005E (a)	2006E (a)	’02-’06

Revenue	$340.7	$405.1	$457.1	$514.7	$551.6	12.8%
EBITDA	82.4	103.3	123.2	138.5	153.5	16.8%
EBIT	62.0	76.8	93.6	105.3	119.7	17.9%
Net Income	42.8	51.8	62.4	71.6	81.4	17.4%
EPS	$0.57	$0.69	$0.83	$0.96	$1.09	17.6%

Margins:
EBITDA	24.2%	25.5%	27.0%	26.9%	27.8%
EBIT	18.2%	19.0%	20.5%	20.5%	21.7%
Operating Ratio	81.8%	81.0%	79.5%	79.5%	78.3%
Net Income	12.6%	12.8%	13.7%	13.9%	14.8%

(a)          Source: Stephens Inc. research dated 5/10/05.

Management and Directors

Name	Title
Russell A. Gerdin	Chairman, CEO, President and Secretary
John P. Cosaert	EVP of Finance, Treasurer
Richard L. Meehan	EVP of Marketing and Operations
Michael J. Gerdin	VP of Regional Operations, Director
Dr. Benjamin J. Allen	Director, Provost at Iowa State University
Lawrence D. Crouse	Director, President of Oak Creek Ranch, LLC
Richard O. Jacobson	Director, former Chairman and CEO of Jacobson Warehouse Co.

Market Valuation

Current Stock Price:
HTLD	$19.50
% 52 Wk High	84.0%

Equity Value	$1,462.5
Plus: Total Debt	—
Less: Cash	(288.2)
Enterprise Value	$1,174.3

Leverage:
Total Debt/ EBITDA	0.0	x
Net Debt / EBITDA	N/M
Total Debt/Total Cap.	0.0%

	FYE December 31,
	2005E		2006E
Data:
Revenue	$514.7		$551.6
EBITDA	138.5		153.5
EBIT	105.3		119.7
EPS	$0.96		$1.09

Valuation:
EV/Revenue	2.3	x	2.1	x
EV/EBITDA	8.5		7.7
EV/EBIT	11.2		9.8
EPS	20.3		17.9

Two-Year Stock Price Performance

[CHART]

J.B. Hunt Transport Services (NYSE: JBHT)

Summary Income Statement

(In Millions, Except per Share)

	For the FYE December 31,					CAGR
	2002A	2003A	2004A	2005E (a)	2006E (a)	’02-’06

Revenue	$2,247.9	$2,433.5	$2,786.0	$3,187.4	$3,571.2	12.3%
EBITDA	245.5	335.2	460.0	526.1	582.4	24.1%
EBIT	99.6	184.9	310.2	366.8	416.9	43.0%
Net Income	51.8	103.2	179.9	226.4	257.0	49.2%
EPS	$0.33	$0.63	$1.08	$1.37	$1.60	48.1%

Margins:
EBITDA	10.9%	13.8%	16.5%	16.5%	16.3%
EBIT	4.4%	7.6%	11.1%	11.5%	11.7%
Operating Ratio	95.6%	92.4%	88.9%	88.5%	88.3%
Net Income	2.3%	4.2%	6.5%	7.1%	7.2%

(a) Source:  Stephens Inc. research dated 4/15/05.

Name	Title
Kirk Thompson	President, CEO and Director
Craig Harper	EVP of Operations and COO
Jerry Walton	EVP of Finance and Administration and CFO
Paul Bergant	EVP of Marketing, CMO and President of Intermodal
Johnelle D. Hunt	Corporate Secretary and Director
John A. Cooper	Director and Chairman of Cooper Communities, Inc.
Thomas L. Hardeman	Director and President of BTTB Investments
Bryan Hunt	Director and President of Best Motor Company, son of founder
Wayne Garrison	Chairman of the Board
Coleman H. Peterson	Director and President and CEO of Hollis Enterprises LLC
James L. Robo	Director and President of FPL Energy
Leland E. Tollett	Director and Private Investor
John A. White	Director and Chancellor of the Univ. of Arkansas

Market Valuation

Current Stock Price:
JBHT	$19.60
% 52 Wk High	78.3%

Equity Value	$3,278.6
Plus: Total Debt	68.0
Less: Cash	(2.0)
Enterprise Value	$3,344.6

Leverage:
Total Debt/ EBITDA	0.1	x
Net Debt / EBITDA	0.1
Total Debt/Total Cap.	7.8%

	FYE December 31,
	2005E		2006E
Data:
Revenue	$3,187.4		$3,571.2
EBITDA	526.1		582.4
EBIT	366.8		416.9
EPS	$1.37		$1.60

Valuation:
EV/Revenue	1.0	x	0.9	x
EV/EBITDA	6.4		5.7
EV/EBIT	9.1		8.0
EPS	14.4		12.3

Two-Year Stock Price Performance

[CHART]

Swift Transportation (NYSE: SWFT)

Summary Income Statement

(In Millions, Except per Share)

	For the FYE December 31,					CAGR
	2002A	2003A	2004A	2005E (a)	2006E (a)	‘02-’06

Revenue	$2,101.5	$2,397.7	$2,826.2	$3,320.9	$3,613.4	14.5%
EBITDA	264.5	291.0	364.4	441.8	519.1	18.4%
EBIT	117.1	141.0	180.6	221.5	273.1	23.6%
Net Income	67.8	78.1	101.9	121.5	148.1	21.6%
EPS	$0.78	$0.92	$1.27	$1.60	$2.00	26.6%

Margins:
EBITDA	12.6%	12.1%	12.9%	13.3%	14.4%
EBIT	5.6%	5.9%	6.4%	6.7%	7.6%
Operating Ratio	94.4%	94.1%	93.6%	93.3%	92.4%
Net Income	3.2%	3.3%	3.6%	3.7%	4.1%

(a) Source:   Stephens research dated 4/26/05.

Management and Directors

Name	Title
Jerry Moyes	CEO and Chairman
Robert W. Cunningham	President, COO and Director
Glynis A. Bryan	EVP and CFO
Samuel C. Cowley	EVP and General Counsel
William F. Riley	Senior EVP
Kevin H. Jensen	EVP
Mark A. Martin	EVP
Rodney K. Sartor	EVP
Karl Eller	Director, Chairman and CEO of The Eller Co.
Alphonse E. Frei	Director, COO of Autom Co.
David Goldman	Director, retired Senior Partner of Deloitte & Touche LLP
Dale M. Jensen	Director, Private Investor
Paul M. Mecray, III	Director, retired Partner of Wellington Managment Co., LLP
Jock Patton	Director and Chairman of ING Funds Unified Board
Karen E. Rasmussen	Director, President and CEO of Arizona Trucking Association
Earl H. Scudder	Director, Chariman of Scudder Law Firm

Market Valuation

Current Stock Price:
SWFT	$23.63
% 52 Wk High	90.2%

Equity Value	$1,778.2
Plus: Total Debt	578.9
Less: Cash	(18.6)
Enterprise Value	$2,338.5

Leverage:
Total Debt/ EBITDA	1.3	x
Net Debt / EBITDA	1.3
Total Debt/Total Cap.	43.2%

	FYE December 31,
	2005E		2006E
Data:
Revenue	$3,320.9		$3,613.4
EBITDA	441.8		519.1
EBIT	221.5		273.1
EPS	$1.60		$2.00

Valuation:
EV/Revenue	0.7	x	0.6	x
EV/EBITDA	5.3		4.5
EV/EBIT	10.6		8.6
EPS	14.8		11.8

Two-Year Stock Price Performance

[CHART]

TransForce Income Fund (TSX: TIF.UN)

Summary Income Statement

(In Millions of U.S. Dollars, Except per Share)

	For the FYE December 31,					CAGR
	2002A (a)	2003A	2004A	2005E (a)	2006E (b)	‘02-’06

Revenue	$284.3	$538.1	$861.3	$1,143.7	$1,196.9	43.2%
EBITDA	42.8	65.4	107.8	145.9	154.3	37.8%
EBIT	27.5	41.4	73.4	95.0	107.0	40.5%
Net Income	11.8	24.3	49.6	76.5	87.7	65.2%
EPS	$0.27	$0.51	$0.89	$1.03	$1.18	43.9%

Margins:
EBITDA	15.1%	12.2%	12.5%	12.8%	12.9%
EBIT	9.7%	7.7%	8.5%	8.3%	8.9%
Operating Ratio	90.3%	92.3%	91.5%	91.7%	91.1%
Net Income	4.1%	4.5%	5.8%	6.7%	7.3%

(a) FY02 ended April 27, 2002.

(b) Source:   RBC research dated 4/20/05.

Management and Directors

Name	Title
Alain Bedard	Chairman, President and CEO
Salvatore Vitale	CFO
Josiane M. Langlois	Corporate Secretary
Bernard Belanger	Director, Chairman and CEO of Premier Tech Ltd.
Andre Berard	Director
Jean-Claude Germain	Director, President of J.C. Germain
Richard Guay	Director, Corporate Administrator and Consultant
Joe Marsilii	Director, CFO of Jolina Capital Inc.
Katherine A. Rethy	Director, SVP of Noranda Inc.-Falconbridge Ltd.
Joey Saputo	Director, SVP of Saputo Inc.
H. John Stollery	Director, Chairman of Process Capital Corp.

Market Valuation

Current Stock Price:
TIF.UN	$13.88
% 52 Wk High	94.0%

Equity Value	$1,033.5
Plus: Total Debt	180.6
Less: Cash	—
Enterprise Value	$1,214.1

Leverage:
Total Debt/ EBITDA	1.2x
Net Debt / EBITDA	1.2
Total Debt/Total Cap.	39.0%

	FYE December 31,
	2005E		2006E
Data:
Revenue	$1,143.7		$1,196.9
EBITDA	145.9		154.3
EBIT	95.0		107.0
EPS	$1.03		$1.18

Valuation:
EV/Revenue	1.1	x	1.0	x
EV/EBITDA	8.3		7.9
EV/EBIT	12.8		11.3
EPS	13.4		11.8

Two-Year Stock Price Performance

[CHART]

Schneider National, Inc.

Business Description

•      Schneider National, Inc. is the largest TL in the U.S. and provides truckload and intermodal transportation solutions in North America, Canada, and Mexico.

•      The Company has five divisions, which provide transportation and transportation related services: Schneider National Carriers, Inc., Schneider Bulk Carriers, Inc., Schneider Specialized, Schneider Payment Services and Schneider Finance.

•      Within Schneider National Carriers there are six trademarked services: One-way Truckload, Dedicated, TruckRail, OptiModal, Brokerage and Expedited.

•      Schneider Bulk Carriers, Inc. provides customers with product expertise for over 5,000 commodities.

•      Schneider Specialized Carriers, Inc. is the premier carrier in the industrial glass industry.

•      Schneider Payment Services provides transportation expense reconciliation services.

•      Schneider Finance specializes in commercial financing and leasing on new and used tractors.

•      The Company was founded in 1935 and is headquartered in Green Bay, Wisconsin.

Management and Directors

Name	Title

Don Schneider	Chairman of the Board of Directors, Schneider National, Inc.
Christopher Lofgren, Ph.D.	President and CEO, Schneider National, Inc.
David Vander Ploeg	CFO
Scott Arves	President, Transportation
Tom Escott	President, Schneider Logistics
Thomas A. Gannon	Vice-Chairman and Secretary of the Board

Financial Results

	For the FYE December 31,					CAGR
	2000A	2001A	2002A	2003A	2004A	‘00-’04

Revenue	$2,300.0	$2,388.0	$2,627.0	$2,900.0	$3,200.0	8.6%

Recent News

•      3/23/05 – Announced an opening of a new office in Olomouc, Czech Republic.

•      3/1/05 – Achieved consolidated revenue growth and ended the year with $3.2 billion in revenue.

•      1/25/05 – Announced addition of 10 new regional brokerage offices in 2005, increasing its network to 27.

•      12/20/04 – Named David Vander Ploeg Chief Financial Officer.

•      11/15/04 – Debuted a new stackable intermodal container at the Intermodal Association of North America (IANA) Intermodal Expo.

•      11/2/04 – Named Steve Matheys to the newly-created role of chief marketing officer (CMO).

•      10/4/04 – Purchased QUALCOMM’s T2™ Untethered TrailerTRACS® Asset Management Solution and has begun implementing the technology across its fleet of more than 48,000 trailers.

B. Comparable Companies Analysis

Comparable Companies Analysis – Truckload

Dollars in Millions, Except per Share

					LTM	Enterprise Value /
	Price	% of 52	Market	Enterprise	Operating	EBITDA			EBIT			P/E
Company Name	6/22/05	Wk. High	Cap.	Value	Ratio	LTM	2005E	2006E	LTM	2005E	2006E	LTM	2005E	2006E

Celadon Group, Inc.	$17.21	70.2%	$181.1	$195.9	95.1%	$36.4		$41.4		$46.2		$20.9		$25.5		$29.6		$1.08		$1.32		$1.61
						5.4	x	4.7	x	4.2	x	9.4	x	7.7	x	6.6	x	15.9	x	13.0	x	10.7	x
Covenant Transport	12.94	59.8%	185.2	224.0	94.9%	$73.5		$80.1		$96.6		$30.7		$36.5		$46.7		$0.93		$1.10		$1.45
						3.0	x	2.8	x	2.3	x	7.3	x	6.1	x	4.8	x	14.0	x	11.7	x	8.9	x
Heartland Express	19.50	84.0%	1,462.5	1,174.3	79.6%	$127.3		$138.5		$153.5		$95.8		$105.3		$119.7		$0.86		$0.96		$1.09
						9.2	x	8.5	x	7.7	x	12.3	x	11.2	x	9.8	x	22.7	x	20.3	x	17.9	x
J.B. Hunt Transport Services	19.60	78.3%	3,278.6	3,344.6	88.5%	$482.8		$526.1		$582.4		$330.8		$366.8		$416.9		$1.16		$1.37		$1.60
						6.9	x	6.4	x	5.7	x	10.1	x	9.1	x	8.0	x	16.8	x	14.4	x	12.3	x
Knight Transportation	24.02	82.8%	1,396.5	1,357.8	81.9%	$129.3		$156.1		$191.0		$85.1		$102.1		$126.1		$0.89		$1.07		$1.30
						10.5	x	8.7	x	7.1	x	16.0	x	13.3	x	10.8	x	27.1	x	22.4	x	18.5	x
Marten Transport	20.41	81.6%	298.4	334.7	91.2%	$68.9		$73.6		$84.4		$35.0		$36.1		$42.1		$1.45		$1.52		$1.75
						4.9	x	4.5	x	4.0	x	9.6	x	9.3	x	7.9	x	14.1	x	13.4	x	11.7	x
P.A.M. Transportation Services	16.37	77.9%	182.6	195.5	93.8%	$50.7		$56.0		$61.0		$20.7		$24.6		$27.3		$1.02		$1.24		$1.40
						3.9	x	3.5	x	3.2	x	9.5	x	7.9	x	7.2	x	16.1	x	13.2	x	11.7	x
Swift Transportation	23.63	90.2%	1,778.2	2,338.5	93.3%	$388.6		$441.8		$519.1		$197.4		$221.5		$273.1		$1.44		$1.60		$2.00
						6.0	x	5.3	x	4.5	x	11.8	x	10.6	x	8.6	x	16.4	x	14.8	x	11.8	x
U.S. Xpress Enterprises	12.16	35.3%	198.9	329.4	97.0%	$80.8		$69.4		$92.3		$34.6		$19.4		$36.5		$0.93		$0.45		$1.03
						4.1	x	4.7	x	3.6	x	9.5	x	17.0	x	9.0	x	13.0	x	27.0	x	11.8	x
USA Truck	24.87	88.9%	239.1	383.9	94.4%	$58.7		$72.0		$88.2		$21.4		$29.5		$38.7		$0.97		$1.40		$1.97
						6.5	x	5.3	x	4.4	x	18.0	x	13.0	x	9.9	x	25.6	x	17.8	x	12.6	x
Werner Enterprises	19.51	84.0%	1,595.7	1,499.7	91.5%	$298.5		$333.1		$364.6		$149.3		$176.8		$201.3		$1.14		$1.33		$1.50
						5.0	x	4.5	x	4.1	x	10.0	x	8.5	x	7.4	x	17.2	x	14.7	x	13.0	x

	Maximum	97.0%	10.5	x	8.7	x	7.7	x	18.0	x	17.0	x	10.8	x	27.1	x	27.0	x	18.5	x
	Minimum	79.6%	3.0		2.8		2.3		7.3		6.1		4.8		13.0		11.7		8.9
	Median	93.3%	5.4	x	4.7	x	4.2	x	10.0	x	9.3	x	8.0	x	16.4	x	14.7	x	11.8	x
	Mean	91.0%	6.0		5.4		4.6		11.2		10.3		8.2		18.1		16.6		12.8
	Mean (Excluding Min & Max)	91.6%	5.8		5.3		4.5		10.9		10.1		8.3		17.6		16.0		12.6
Research Case:

TWINS	$7.05	70.4%	$46.8	$94.1	97.5%	30.2		$36.4		$46.2		$6.5		$10.0		$13.8		$0.32		$0.61		$0.85
						3.1	x	2.6	x	2.0	x	14.5	x	9.4	x	6.8	x	21.8	x	11.6	x	8.3	x

Management Case:
TWINS	$7.05	70.4%	$46.8	$94.1	97.5%	30.2		$30.5		$41.2		$6.5		$8.3		$14.7		$0.32		$0.50		$0.97
						3.1	x	3.1	x	2.3	x	14.5	x	11.3	x	6.4	x	21.8	x	14.0	x	7.3	x

Comparable Companies Analysis – LTL

Dollars in Millions, Except per Share

					LTM	Enterprise Value /
	Price	% of 52	Market	Enterprise	Operating	EBITDA			EBIT			P/E
Company Name	6/22/05	Wk. High	Cap.	Value	Ratio	LTM	2005E	2006E	LTM	2005E	2006E	LTM	2005E	2006E

National LTLs
Arkansas Best Corporation	$32.28	69.1%	$832.8	$773.1	92.4%	$189.5		$197.9		$213.0		$133.4		$144.4		$155.7		$3.16		$3.38		$3.65
						4.1	x	3.9	x	3.6	x	5.8	x	5.4	x	5.0	x	10.2	x	9.5	x	8.8	x
Yellow Roadway Corporation	50.01	77.6%	2,952.4	3,107.8	94.0%	$587.1		$661.6		$729.9		$410.3		$484.8		$553.1		$4.51		$5.30		$6.10
						5.3		4.7		4.3		7.6		6.4		5.6		11.1		9.4		8.2

Mean					93.2%	4.7	x	4.3	x	3.9	x	6.7	x	5.9	x	5.3	x	10.6	x	9.5	x	8.5	x

Regional / Inter-Regional LTLs
Central Freight Lines, Inc.	$2.61	30.7%	$48.5	$72.2	107.7%	$(11.0		$8.0)		$23.6)		$(29.0)		$(11.3)		$5.9)		$(1.37)		$(1.10)		$(0.15)
						N/A		9.0		3.1		N/A		N/A		12.2		N/A		N/A		N/A
CNF Inc.	45.23	88.8%	2,609.3	2,478.5	92.0%	$421.0		$482.4		$492.4		$304.7		$366.0		$376.0		$2.90		$3.56		$3.85
						5.9	x	5.1	x	5.0	x	8.1	x	6.8	x	6.6	x	15.6	x	12.7	x	11.7	x
Old Dominion Freight Line, Inc.	27.74	72.0%	689.5	789.0	91.2%	$123.5		$143.0		$166.5		$76.9		$90.4		$107.5		$1.76		$2.04		$2.44
						6.4	x	5.5	x	4.7	x	10.3	x	8.7	x	7.3	x	15.7	x	13.6	x	11.4	x
SCS Transportation, Inc.	17.50	63.3%	275.4	384.7	95.1%	$97.9		$101.5		$112.8		$49.9		$52.3		$61.8		$1.56		$1.64		$2.00
						3.9	x	3.8	x	3.4	x	7.7	x	7.4	x	6.2	x	11.2	x	10.7	x	8.8	x
Vitran Corporation Inc.	15.39	85.5%	201.8	180.4	94.6%	$25.7		$28.9		$33.0		$20.5		$23.4		$27.4		$1.20		$1.29		$1.43
						7.0	x	6.2	x	5.5	x	8.8	x	7.7	x	6.6	x	12.8	x	11.9	x	10.8	x

Maxmimum	107.7%	7.0	x	9.0	x	5.5	x	10.3	x	8.7	x	12.2	x	15.7	x	13.6	x	11.7	x
Minimum	91.2%	3.9		3.8		3.1		7.7		6.8		6.2		11.2		10.7		8.8
Median	94.6%	6.1	x	5.5	x	4.7	x	8.5	x	7.5	x	6.6	x	14.2	x	12.3	x	11.1	x
Mean	96.1%	5.8		5.9		4.3		8.7		7.6		7.8		13.8		12.2		10.7

Total LTLs:
Maximum	107.7%	7.0	x	9.0	x	5.5	x	10.3	x	8.7	x	12.2	x	15.7	x	13.6	x	11.7	x
Minimum	91.2%	3.9		3.8		3.1		5.8		5.4		5.0		10.2		9.4		8.2
Median	94.0%	5.6	x	5.1	x	4.3	x	7.9	x	7.1	x	6.6	x	12.0	x	11.3	x	9.8	x
Mean	95.3%	5.4		5.5		4.2		8.0		7.1		7.1		12.8		11.3		9.9
Mean (Excluding High and Low)	93.6%	5.4		5.1		4.2		8.1		7.1		6.5		12.7		11.2		9.9

Comparable Companies Analysis – Non-Asset Based 3PL

Dollars in Millions, Except per Share

Enterprise Value /
	Price	% of 52	Market	Enterprise	EBITDA			EBIT			P/E
Company Name	6/22/05	Wk. High	Cap.	Value	LTM	2005E	2006E	LTM	2005E	2006E	LTM	2005E	2006E

Ground Based Asset-Lite
C.H. Robinson Worldwide	$57.81	97.0%	$5,078.7	$4,831.3	$256.5		$311.9		$354.8		$243.4		$296.0		$337.9		$1.73		$2.10		$2.40
					18.8	x	15.5	x	13.6	x	19.9	x	16.3	x	14.3	x	33.4	x	27.5	x	24.1	x
Dynamex, Inc.	17.20	78.1%	207.2	203.0	$21.4		$23.0		$27.2		$19.8		$21.5		$25.6		$1.03		$1.16		$1.36
					9.5	x	8.8	x	7.5	x	10.2	x	9.4	x	7.9	x	16.6	x	14.9	x	12.7	x
Forward Air	29.86	94.8%	986.6	870.6	$63.2		$79.5		$95.5		$56.2		$71.7		$87.0		$1.10		$1.40		$1.67
					13.8	x	11.0	x	9.1	x	15.5	x	12.1	x	10.0	x	27.1	x	21.3	x	17.9	x
Hub Group, Inc.	25.72	76.9%	570.2	554.6	$54.6		$60.2		$66.0		$43.4		$50.1		$59.3		$1.21		$1.38		$1.64
					10.2	x	9.2	x	8.4	x	12.8	x	11.1	x	9.3	x	21.2	x	18.6	x	15.7	x
Landstar System	30.25	77.1%	1,862.4	1,887.5	$150.2		$155.5		$174.3		$135.5		$139.3		$157.0		$1.32		$1.37		$1.60
					12.6	x	12.1	x	10.8	x	13.9	x	13.6	x	12.0	x	22.9	x	22.1	x	18.9	x
Pacer International	22.51	82.8%	864.4	1,030.4	$96.8		$104.9		$115.9		$89.7		$98.1		$108.0		$1.29		$1.39		$1.63
					10.6	x	9.8	x	8.9	x	11.5	x	10.5	x	9.5	x	17.5	x	16.2	x	13.8	x
Quality Distribution, Inc.	9.08	73.1%	174.3	449.6	$58.3		$63.9		$68.8		$37.4		$45.9		$50.3		$0.45		$0.74		$0.90
					7.7	x	7.0	x	6.5	x	12.0	x	9.8	x	8.9	x	20.3	x	12.3	x	10.1	x
Universal Truckload Services, Inc.	13.57	57.7%	218.7	190.8	$25.3		$30.4		$35.9		$21.2		$25.6		$30.4		$1.17		$1.04		$1.17
					7.6	x	6.3	x	5.3	x	9.0	x	7.5	x	6.3	x	11.6	x	13.0	x	11.6	x

	Ground Based Asset-Lite Market Multiples:
	Maximum	18.8	x	15.5	x	13.6	x	19.9	x	16.3	x	14.3	x	33.4	x	27.5	x	24.1	x
	Minimum	7.6		6.3		5.3		9.0		7.5		6.3		11.6		12.3		10.1
	Median	10.4	x	9.5	x	8.6	x	12.4	x	10.8	x	9.4	x	20.8	x	17.4	x	14.7	x
	Mean	11.3		10.0		8.8		13.1		11.3		9.8		21.3		18.2		15.6
	Mean (Excluding Min & Max)	10.7		9.7		8.5		12.7		11.1		9.6		20.9		17.7		15.1
Freight Forwarding
Eagle Global Logistics	$20.78	59.4%	$1,092.8	$986.2	$122.3		$143.3		$164.0		$86.8		$107.8		$128.5		$1.12		$1.15		$1.50
					8.1	x	6.9	x	6.0	x	11.4	x	9.1	x	7.7	x	18.6	x	18.1	x	13.9	x
Expeditors International	51.74	88.6%	5,834.9	5,376.7	$274.5		$315.7		$397.8		$246.8		$285.6		$366.5		$1.46		$1.68		$2.11
					19.6	x	17.0	x	13.5	x	21.8	x	18.8	x	14.7	x	35.3	x	30.8	x	24.5	x
UTi Worldwide	71.86	93.1%	2,341.0	2,261.9	$116.9		$152.4		$180.2		$95.5		$127.9		$154.7		$2.12		$2.62		$3.20
					19.4	x	14.8	x	12.6	x	23.7	x	17.7	x	14.6	x	33.9	x	27.4	x	22.5	x

Freight-Forwarding Market Multiples:
Median	19.4	x	14.8	x	12.6	x	21.8	x	17.7	x	14.6	x	33.9	x	27.4	x	22.5	x
Mean	15.7		12.9		10.7		18.9		15.2		12.3		29.3		25.4		20.3

Total 3PL Market Multiples:
Maximum	19.6	x	17.0	x	13.6	x	23.7	x	18.8	x	14.7	x	35.3	x	30.8	x	24.5	x
Minimum	7.6		6.3		5.3		9.0		7.5		6.3		11.6		12.3		10.1
Median	10.6	x	9.8	x	8.9	x	12.8	x	11.1	x	9.5	x	21.2	x	18.6	x	15.7	x
Mean	12.5		10.8		9.3		14.7		12.4		10.5		23.5		20.2		16.9
Mean (Excluding Min & Max)	12.3		10.6		9.3		14.3		12.2		10.5		23.5		19.9		16.8

B. No Growth/Cost Reduction

No Growth/Cost Reduction — Benefits/Issues

BENEFITS		ISSUES

•	Maintain control.	•	Many measures of productivity (see pg. 12) already in-line with competition — is there much fat to cut without harming the business?

•	Current strong freight/capacity environment will cushion the transition.	•	Likely detrimental effect on employee morale and driver turnover.

•	Potentially mitigate headache of aggressive driver hiring in tough recruiting environment.	•	G&A reductions may result in lower quality services provided to customers and drivers.

•	Potential to expedite OR improvement by six to nine months.	•	Probable volatility in stock price due to near-term “messy” earnings (onetime charges, low visibility on future earnings, etc.).

		•	May result in increased activity of large shareholders — i.e. is cost cutting a “management last resort” policy forcing shareholders to seek change.

		•	Possible customer attrition if customer service declines or the health of the Company is in question.

2

Cost Reduction Detail

(In Thousands)

Management has identified areas for possible expense reduction. One-time charges negatively impact the P&L through the expense reduction period by an estimated $6.5 million (primarily Transcom write-off).

	P&L Impact		Considerations
	Low	High
Reduce fleet size from 1050 tractors to 850:
Reduce owned fleet by 150 — 99 units are parked, so depreciation savings on 51 units.	$(704)	$(704)
Turn in 50 leased units early	(492)	(492)
Reduced license and permit cost for tractor reduction	(456)	(456)
Reduced tractor maintenance parts cost from fleet reduction	(225)	(300)
Reduced tire cost from tractor and trailer fleet reduction	(180)	(180)
Reduced abuse and damage cost due to fleet reduction	(100)	(400)
Sell 700 trailers to reduce trailer to tractor ratio to 2.8:1	(1,243)	(1,243)
Abandon Transcom and convert to off-the-shelf applications.	0	(1,500)	Large risks to any ERP conversion.
Close 2 Service Centers, reduce mechanics by 20% and other personnel by 11 people	(1,464)	(1,762)	Driver turnover.
Eliminate 45 G&A positions - 15% reduction in G&A	(771)	(2,313)	Employee morale, customer/driver service.
Eliminate related benefits expense of G&A reduction	(133)	(398)
Eliminate consulting fees	(200)	(200)
Travel reduction post headcount reduction	(100)	(200)
Office supplies reduction due to headcount reduction	(38)	(50)
Move HQ to lower cost space and sublease existing space	(105)	(420)
Office services reduction	(263)	(350)
Total	$(6,473)	$(10,968)

3

Pro Forma Income Statement

(In Thousands)

	No Growth Status Quo		Low Case			High Case
	PF 2005E	% of Rev.	Cost Reduction	Year 1	% of Rev.	Cost Reduction	Year 1	% of Rev.
Revenue:
Linhaul and Accessorial	207,651			207,651			207,651
Fuel Surcharge	25,763			25,763			25,763
Outsource Power	11,676			11,676			11,676
Total Revenue	245,090	100.0%		245,090	100.0%		245,090	100.0%
Operating Expenses:
Driver Wages	43,724	17.8%		43,724	17.8%		43,724	17.8%
Student/Trainer Wages	514	0.2%		514	0.2%		514	0.2%
Driver Benefits	7,942	3.2%		7,942	3.2%		7,942	3.2%
Workers’ Compensation	2,629	1.1%		2,629	1.1%		2,629	1.1%
Fuel	32,134	13.1%		32,134	13.1%		32,134	13.1%
Tolls & Fuel Tax	3,773	1.5%		3,773	1.5%		3,773	1.5%
Shop Wages	2,773	1.1%	(416)	2,357	1.0%	(555)	2,218	0.9%
Shop Benefits	921	0.4%	(138)	783	0.3%	(184)	737	0.3%
Maintenance	3,201	1.3%	(225)	2,976	1.2%	(300)	2,901	1.2%
Tires	2,367	1.0%	(180)	2,187	0.9%	(180)	2,187	0.9%
Insurance Claims	9,732	4.0%		9,732	4.0%		9,732	4.0%
Abuse	1,984	0.8%	(100)	1,884	0.8%	(400)	1,584	0.6%
Communications	1,726	0.7%	(26)	1,700	0.7%	(26)	1,700	0.7%
Owner/Operators	62,066	25.3%		62,066	25.3%		62,066	25.3%
Other Linehaul	2,742	1.1%	(43)	2,699	1.1%	(43)	2,699	1.1%
Broker & Logistics Costs	8,576	3.5%		8,576	3.5%		8,576	3.5%
Total Direct Expenses	186,807	76.2%	(1,128)	185,678	75.8%	(1,688)	185,119	75.5%
Direct Profit Contribution	58,284	23.8%	1,128	59,412	24.2%	1,688	59,972	24.5%
Fixed Expenses:
G&A Wages	15,417	6.3%	(998)	14,419	5.9%	(2,615)	12,802	5.2%
G&A Benefits	2,656	1.1%	(201)	2,455	1.0%	(489)	2,167	0.9%
Office Supplies	486	0.2%	(65)	421	0.2%	(86)	400	0.2%
Office Other	1,809	0.7%	(269)	1,540	0.6%	(359)	1,450	0.6%
Meetings, Entert. & Travel	823	0.3%	(110)	713	0.3%	(213)	610	0.2%
Driver Hiring & Training	2,960	1.2%		2,960	1.2%		2,960	1.2%
Building Repairs	826	0.3%	(107)	719	0.3%	(107)	719	0.3%
License & Permits	3,843	1.6%	(456)	3,387	1.4%	(456)	3,387	1.4%
Depr. Tractors & Other	14,123	5.8%	(891)	13,232	5.4%	(2,391)	11,732	4.8%
Depr. Trailers	8,073	3.3%	(1,243)	6,830	2.8%	(1,243)	6,830	2.8%
Revenue Equipment Leases	1,554	0.6%	(492)	1,062	0.4%	(492)	1,062	0.4%
Rents, Taxes, & Utilities	2,697	1.1%	(313)	2,384	1.0%	(628)	2,069	0.8%
Education & Professional	1,201	0.5%	(200)	1,001	0.4%	(200)	1,001	0.4%
(Gain) Loss on Sale	22	0.0%		22	0.0%		22	0.0%
Fixed Expenses	56,490	23.0%	(5,344)	51,146	20.9%	(9,280)	47,210	19.3%
OperatingIncome	$1,794	0.7%	$6,473	$8,266	3.4%	10,968	$12,761	$5.2%
Operating Ratio		99.3%			96.6%			94.8%

4

Potential Valuation – Market Multiples

•      We would expect the multiple attributed to TWINS in a No Growth/Cost Reduction scenario would be lower than the Organic Growth scenario.

•      We utilized a range of 9-13x EPS in this case versus the 12-16x in the Organic Growth case.

•      Valuation range could be lower if growth does not follow the expense reduction —Wall Street unlikely to reward TWINS solely due to profitability improvements.

•      Benefits of cost reduction are initially clouded by write-offs and one-time charges and may spook market.

	Low Case	High Case
Year 1 OR	96.6%	94.8%
Year 1 EPS	$0.59	$1.00

Share Price
at Multiple of:
9.0x	$5.33	$9.04
11.0x	6.52	11.05
13.0x	7.70	13.06

Assumes $17.6 million in cash flow generated from reduction in asset base used to repay debt.

Excludes impact on one-time expenses.

5